UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the Appropriate Box:

☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to § 240.14a-12

DARIOHEALTH CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required

☐
Fee paid previously with preliminary materials:

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DarioHealth Corp.
322 W. 57th St.
New York, New York 10019
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Thursday, January 29, 2026
You are cordially invited to attend an annual meeting of the stockholders (the “Meeting”) of DarioHealth Corp. (the “Company”), which will be held at 4:00 p.m. (Israel Time) on Thursday, January 29, 2026, at our Israel office, located at 5 Tarshish St., 2nd Floor, Caesarea Industrial Park, 3088900, Israel. We intend to hold the Meeting for the following purposes:
1.
To re-elect Hila Karah, Dennis Matheis, Dennis M. McGrath, Erez Raphael, Yoav Shaked, Lawrence Leisure and Adam K. Stern as directors to serve on the Company’s Board of Directors (the “Board”) for a one-year term that expires at the 2027 Annual Meeting of Stockholders, or until their successors are elected and qualified or until their earlier resignation or removal;

2.
To ratify the appointment by the Audit Committee of the Board of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.
To ratify, for purposes of Nasdaq Listing Rule 5635(d): (i) the conversion of 25,605 shares of the Company’s Series D, D-1, D-2 and D-3 Preferred Stock into an aggregate of 1,697,843 shares of common stock, $0.0001 par value per share (the “Common Stock”), which were issued pursuant to private placement transactions that closed on December 18, 2024 and January 14, 2025 (the “Private Placement”); (ii) the issuance of up to 679,137 shares of Common Stock issuable as dividends to the shares of the Company’s Series D, D-1, D-2 and D-3 Preferred Stock; and (iii) to approve the issuance of up to 208,754 shares of Common Stock issuable as share consideration provided under the lock up agreements executed between the Company and certain purchasers in the Private Placement that are holders of the Company’s various Series B Preferred Stock and various Series C Preferred Stock, pursuant to which the Company agreed to issue additional shares of Common Stock underlying the Series B Preferred Stock and the Series C Preferred Stock held by such purchaser, including dividend shares of Common Stock due upon conversion of these shares into shares of Common Stock;

4.
To ratify, for purposes of Nasdaq listing rules 5635(a) and 5635(d), the issuance of shares of our Common Stock upon the exercise of certain pre-funded warrants, warrants and restricted stock units issued in connection with our acquisition of Twill Inc. pursuant to that certain Agreement and Plan of Merger, dated February 15, 2024, among the Company, Twill, Inc. and the other parties thereto;

5.
To consider and vote to amend the Company’s Amended and Restated 2020 Equity Incentive Plan, as amended (the “2020 Equity Incentive Plan”), to increase the number of shares authorized for issuance under the 2020 Equity Incentive Plan by 500,000 shares;

6.
To approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers as described in the accompanying proxy statement;

7.
To amend and restate the Company’s Certificate of Incorporation granting the Board the right to amend the Company’s bylaws; and

8.
To transact any other business as may properly come before the Meeting or any adjournments thereof.

All stockholders are cordially invited to attend the Meeting. If your shares are registered in your name, please bring the admission ticket attached to your proxy card. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the Meeting.

The Board has fixed the close of business on December 22, 2025, as the record date for the Meeting. Only stockholders on the record date are entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b).
Your vote is important regardless of the number of shares you own. The Company requests that you complete, sign, date and return the enclosed proxy card without delay in the enclosed postage-paid return envelope, even if you now plan to attend the Meeting. You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the Meeting and voting in person.
All information included herein relating to shares or price per share reflects the 20-for-1 reverse stock split effected by us on August 28, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on
January 29, 2026
The proxy statement, proxy card and Annual Report are also available at
http://www.dariohealth.com/DH2026Proxy.pdf
Stockholders may also obtain additional paper or e-mail copies of these materials at no cost by writing to
DarioHealth Corp., 322 W. 57th St., New York, New York, 10019, and/or via electronic mail to
ir@dariohealth.com,
Attention: Secretary.

Securities and Exchange Commission rules allow us to furnish proxy materials to our stockholders over the Internet. You may also access to the materials for the Meeting by visiting the website: https://dariohealth.investorroom.com. If you are a registered stockholder, you may cast your vote by visiting www.vstocktransfer.com/proxy. If you hold your shares in “street name,” please contact the broker, bank or nominee holding the shares for information about casting your vote online. You may also authorize a proxy to vote your shares over the Internet. In order to vote over the Internet, you must have your stockholder identification number, which is set forth in the Notice of Internet Availability of Proxy Materials mailed to you. You may also request a paper proxy card to submit your vote by mail. If you have any questions regarding the completion of the enclosed proxy card or would like directions to the Meeting, please call (972)-4770-6377, and/or via electronic mail to ir@dariohealth.com. You may also find directions at https:// dariohealth.investorroom.com/SECFilings.
By order of the Board,
/s/ Erez Raphael

Erez Raphael
Chief Executive Officer
Caesarea, Israel
December 22, 2025
IMPORTANT:   In order to secure a quorum and to avoid the expense of additional proxy solicitation, please either vote by Internet or sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the Meeting personally. Your cooperation is greatly appreciated.
IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

i

PROXY STATEMENT
DARIOHEALTH CORP.
ANNUAL MEETING OF STOCKHOLDERS
to be held at 4:00 p.m. (Israel Time) on January 29, 2026
5 Tarshish St., 2nd Floor,
Caesarea Industrial Park, 3088900, Israel
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS
Why am I receiving this proxy statement?
This proxy statement describes the proposals on which our Board of Directors (the “Board”) would like you, as a stockholder, to vote at an annual meeting of the stockholders (the “Meeting”), which will take place at 4:00 p.m. (Israel Time) on Thursday, January 29, 2026, at our Israel office, located at 5 Tarshish Street, 2nd floor, Caesarea Industrial Park, 3088900, Israel.
This proxy statement also gives you information on these proposals so that you can make an informed decision. We intend to mail this proxy statement and accompanying proxy card on or about December 29, 2025, to all stockholders of record entitled to vote at the Meeting.
In this proxy statement, we refer to DarioHealth Corp. as the “Company”, “we”, “us” or “our” or similar terminology.
Website addresses included in this proxy statement are textual references only, and the information in any website is not incorporated by reference into this proxy statement.
How many shares must be present in order to hold the Meeting?
In order to eliminate any uncertainty as to the quorum requirement for this Meeting, a quorum for the purposes of this annual meeting shall be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On December 22, 2025 (the “Record Date”), there were 6,758,412 shares of our Common Stock. Each share of Common Stock is entitled to one vote per share.
Thus, the holders of the aggregate number of 3,379,207 shares of Common Stock must be present in person or represented by proxy at the Meeting to have a quorum. If such quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the Meeting, without notice other than announcement at the Meeting, until a quorum shall be present or represented. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting. Abstentions may be specified on all proposals. Abstentions and broker non-votes will be counted towards the quorum requirement. Submitted proxies which are left blank will also be counted as present for purposes of determining a quorum but are not counted for purposes of determining whether a proposal has been approved in matters where the proxy does not confer the authority to vote on such proposal, and thus have no effect on its outcome.
Who can vote at the Meeting?
Stockholders who owned shares of our Common Stock on the Record Date may attend and vote at the Meeting. There were 6,758,412 shares of Common Stock outstanding on the Record Date. All shares of Common Stock have one vote per share and vote together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors” on page 42 of this proxy statement.
What is a proxy card?
The proxy card enables you to appoint Erez Raphael, our Chief Executive Officer, and/or Chen Franco-Yehuda, our Chief Financial Officer, Secretary and Treasurer, as your representative at the Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing these persons to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, please complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.
What am I voting on?
You are being asked to vote:
1.
To re-elect Hila Karah, Dennis Matheis, Dennis M. McGrath, Erez Raphael, Yoav Shaked, Lawrence Leisure and Adam K. Stern (the “Director Nominees”) as directors to serve on the Company’s Board for a one-year term that expires at the 2027 Annual Meeting of Stockholders, or until their successors are elected and qualified or until their earlier resignation or removal (the “Election of Directors Proposal”);

2.
To ratify the appointment by the Audit Committee of the Board of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited (the “Auditor”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.
To ratify, for purposes of Nasdaq Listing Rule 5635(d): (i) the conversion of 25,605 shares of the Company’s Series D, D-1, D-2 and D-3 Preferred Stock into an aggregate of 1,697,843 shares of common stock, $0.0001 par value per share (the “Common Stock”), which were issued pursuant to private placement transactions that closed on December 18, 2024 and January 14, 2025 (the “Private Placement”); (ii) the issuance of up to 679,137 shares of Common Stock issuable as dividends to the shares of the Company’s Series D, D-1, D-2 and D-3 Preferred Stock; and (iii) to approve the issuance of up to 208,754 shares of Common Stock issuable as share consideration provided under the lock up agreements executed between the Company and certain purchasers in the Private Placement that are holders of the Company’s various Series B Preferred Stock and various Series C Preferred Stock, (the “Lock Up Agreements”), pursuant to which the Company agreed to issue additional shares of Common Stock underlying the Series B Preferred Stock and the Series C Preferred Stock held by such purchaser, including dividend shares of Common Stock due upon conversion of these shares into shares of Common Stock (the “Additional Shares”) (the “Private Placement Proposal”);

4.
To ratify, pursuant to Nasdaq listing rule 5635(a) and 5635(d), the issuance of shares of our Common Stock, upon the exercise of certain pre-funded warrants, warrants and restricted stock units issued as part of our acquisition of Twill Inc. (the “Nasdaq Rule 5635 Proposal”);

5.
To consider and vote to amend the Company’s Amended and Restated 2020 Equity Incentive Plan, as amended (the “2020 Equity Incentive Plan”), to increase the number of shares authorized for issuance under the 2020 Equity Incentive Plan by 500,000 shares (the “Incentive Plan Proposal”);

6.
To approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers as described in the accompanying proxy statement (the “Say on Pay Proposal”);

7.
To approve the Company’s amended and restated Certificate of Incorporation, granting the Board the right to amend the Company’s bylaws (the “Charter Amendment Proposal”); and

8.
To transact any other business as may properly come before the Meeting or any adjournments thereof.

How does the Board recommend that I vote?
Our Board unanimously recommends that the stockholders vote “FOR” all proposals being put before our stockholders at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer LLC, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.
Beneficial Owner
If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.
How do I vote?
(1)    You may vote by mail.   You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:
•
as you instruct, and

•
according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:
•
for the Election of Directors Proposal;

•
for the ratification of the appointment of the Auditor as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

•
for the Private Placement Proposal;

•
for the Nasdaq Rule 5635 Proposal;

•
for the Incentive Plan Proposal;

•
for the Say on Pay Proposal;

•
for the Charter Amendment Proposal; and

•
according to the best judgment of either Mr. Raphael or Ms. Franco-Yehuda if a proposal comes up for a vote at the Meeting that is not on the proxy card.

(2)    You may vote in person at the Meeting.   We will pass out written ballots to anyone who wants to vote at the Meeting. However, if you hold your shares in street name, you must bring to the Meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.
(3)    You may vote online.   You may also have access to the materials for the Meeting by visiting the website: https://dariohealth.investorroom.com. If you are a registered stockholder, you may cast your vote by visiting www.vstocktransfer.com/proxy. If you hold your shares in street name, please contact the broker, bank or nominee holding the shares for information about casting your vote online.
What does it mean if I receive more than one proxy card?
You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.
What if I change my mind after I return my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:
•
sending a written notice to Chen Franco-Yehuda, our corporate Secretary, stating that you would like to revoke your proxy of a particular date;

•
signing another proxy card with a later date and returning it before the polls close at the Meeting; or

•
attending the Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Meeting, you must bring to the Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.
Will my shares be voted if I do not sign and return my proxy card?
If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Meeting.
How are votes counted?
You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.
What are broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, or other nominee indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. Proposals No. 1, 3, 4, 5, and 6, are non-routine proposals; therefore, your broker, bank or other nominee is not entitled to vote your shares on Proposals No. 1, 3, 4, 5, and 6 without your instructions.
Our management believes that Proposals 2 and 7 are “routine” matters for which brokers, bank or other nominees will have authority to vote your shares at the Meeting if you do not give instruction on how to vote your shares. Consequently, if stockholders do not give any direction, brokers or other nominees will be permitted to vote your shares at the Meeting in relation to these matters. Nevertheless, we encourage you to submit your voting instructions to your broker or other nominees to ensure your shares are voted at the Meeting.
How many votes are required to elect the Director Nominees as directors of the Company?
The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented in person or by proxy and entitled to vote is required for approval of the election of each of the Director Nominees. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the election of directors. Broker non-votes will not affect the outcome of the vote on this matter.
How many votes are required to ratify the appointment of the Company’s independent public accountants?
The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented in person or by proxy and entitled to vote is required to ratify the appointment of the Auditor as our independent registered public accounting firm for the year ending December 31, 2026. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the ratification of the appointment of our independent public accountants. There are no broker non-votes on this matter since it is a “routine” matter.
How many votes are required to ratify and approve the Private Placement Proposal?
The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented in person or by proxy and entitled to vote is required for approval of the Private Placement Proposal. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Private Placement Proposal. Broker non-votes will not affect the outcome of the vote on this matter.
How many votes are required to ratify and approve the Nasdaq Rule 5635 Proposal?
The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented in person or by proxy and entitled to vote is required for the ratification and approval of the Nasdaq Rule 5635 Proposal. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Nasdaq Rule 5635 Proposal. Broker non-votes will not affect the outcome of the vote on this matter.
How many votes are required to approve the Incentive Plan Proposal?
The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented in person or by proxy and entitled to vote is required for approval of the Incentive Plan Proposal. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Incentive Plan Proposal. Broker non-votes will not affect the outcome of the vote on this matter.
How many votes are required to approve the Say on Pay Proposal?
The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock and represented in person or by proxy and entitled to vote is required for approval of the Say on Pay Proposal. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Say on Pay Proposal. Broker non-votes will not affect the outcome of the vote on this matter.
In the case of the Say on Pay Proposal, the advisory votes with respect to executive compensation will neither be binding on the Company or the Board, nor will they create or imply any change in the fiduciary duties of or impose any additional fiduciary duties on the Company or the Board. However, the Board values the opinions expressed by the stockholders in this advisory vote and will consider the outcome of this vote in determining its compensation policies.

How many votes are required to approve the Company’s amended and restated Certificate of Incorporation Proposal?
The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on such matter, in person or by proxy, is required for approval of the Charter Amendment Proposal. Abstentions are considered present for purposes of establishing a quorum but will have the effect of a vote against the Charter Amendment Proposal. There are no broker non-votes on this matter since it is a “routine” matter.
What happens if I don’t indicate how to vote my proxy?
If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for all of the proposals being placed before our stockholders at the Meeting.
Is my vote kept confidential?
Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.
Where do I find the voting results of the Meeting?
We will announce preliminary voting results at the Meeting and file a Current Report on Form 8-K announcing the final voting results of the Meeting.
Who can help answer my questions?
You can contact our Chief Financial Officer, Secretary and Treasurer, Chen Franco-Yehuda, at (972) 4770-6377 or by sending a letter to Ms. Franco-Yehuda at the offices of the Company at 322 W. 57th St., New York, New York 10019, with any questions about proposals described in this proxy statement or how to execute your vote.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, we have retained Laurel Hill Advisory Group, LLC to assist in the solicitation of proxies for an approximate fee of $10,000 plus customary expenses.
No Right of Appraisal
None of Delaware law, our Certificate of Incorporation or our bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.
ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF PROPOSALS 1, 2, 3, 4, 5, 6 AND 7.
All information included herein relating to shares or price per share reflects the 20-for-1 reverse stock split effected by us on August 28, 2025.

PROPOSAL 1
ELECTION OF DIRECTORS
Introduction
The Board has nominated the Director Nominees, each of whom currently serves as a director, to stand for election at the Meeting. Stockholders will be asked to elect each of the Director Nominees, each to hold office until the 2027 Annual Meeting of Stockholders or until his or her successor is elected and qualified or until his or her earlier resignation or removal. The enclosed proxy, if returned, and unless indicated to the contrary, will be voted for the election of each of the Director Nominees.
We have been advised by each of the Director Nominees that they are willing to be named as a nominee and each are willing to continue to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of another person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board.
Board Qualifications
We believe that the collective skills, experience and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. While the Nominating and Corporate Governance Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, the Nominating and Corporate Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value, have sufficient time to carry out their duties, and to provide insight and practical wisdom based on their experience.
Director Nominee and Executive Officer Information
Listed below are the names of the directors and executive officers of the Company, their ages as of the Record Date and positions held:
Name	Age	Position(s)
Erez Raphael	51	Chief Executive Officer and Director
Chen Franco-Yehuda	42	Chief Financial Officer, Treasurer and Secretary
Steven Nelson	52	Chief Commercial Officer and President
Yoav Shaked	54	Chairman of the Board
Dennis Matheis	65	Director
Hila Karah	57	Director
Lawrence Leisure	75	Director
Dennis M. McGrath	68	Director
Adam Stern	61	Director
Erez Raphael has served as our Chief Executive Officer since August 9, 2013. Mr. Raphael served as Chairman of the Board from November 2014 to July 2018, and as a director from November 2014 to the present. He previously and until October 2012 served as our Vice President of Research and Development. Mr. Raphael has over 17 years of industry experience, having been responsible in his career for product delivery, technology and business development. Prior to joining us, from 2010 to 2012, Mr. Raphael served as Head of Business Operations for Nokia Siemens Networks, where he was responsible for establishing and implementing a new portfolio business unit directed towards marketing and sales of complimentary products. Prior to that, from 1998 to 2010, he held increasingly senior positions at Amdocs Limited (Nasdaq: DOX) where he was ultimately responsible for advising the Chief Technology Officer and implementing matters of overall business strategy. Mr. Raphael holds a B.A. in economics and business management from Haifa University. We believe Mr. Raphael is qualified to serve on our Board because of his extensive experience with technology companies and in sales and marketing.
Chen Franco-Yehuda has served as the Company’s Chief Financial Officer, Treasurer and Secretary, since May 15, 2025. Prior to joining our company, Ms. Franco-Yehuda served as Chief Financial Officer, Treasurer and Secretary of Pluri Inc. (Nasdaq, TASE: PLUR), from March 2019 to October 2024. Prior to that, Ms. Franco-Yehuda served as Pluri’s Head of Accounting and Financial Reporting since July 2016, and Pluri’s Corporate Controller since May 2013. Before joining Pluri, from October 2008 to April 2013, Ms. Franco-Yehuda served as a manager of audit groups relating to public and private companies in various industries at PricewaterhouseCoopers (PwC) and also as a lecturer of accounting classes at the Open University of Israel from 2009 to 2014. Ms. Franco-Yehuda also served as a board member and a member of the audit and compensation committee at Brenmiller Energy Ltd. (Nasdaq: BRNG) between August 2022 to August 2025. Ms. Franco-Yehuda holds a Bachelor’s degree in economics and accounting with high honors from Haifa University and is a certified public accountant in Israel.
Steven C. Nelson has served as our Chief Commercial Officer since June 5, 2024, and as our President since July 10, 2025. From October 2018 to September 2023, Mr. Nelson served as President and Chief Executive Officer of Contigo Health, a Premier Inc. subsidiary, where he previously served as Chief Operating Officer from 2017 to 2018, Vice President of Strategy, Planning, & Innovation from 2015 to 2016 and Chief of Staff in 2016. From 2007 to 2014, he served as Senior Vice President of Strategy, Product, & Marketing at Highmark Inc., a healthcare company. Prior to Highmark, from 2012 to 2014, he served as the Senior Vice President of Executive Oversight at Allegheny Health Network, a healthcare company. Earlier in his career, Mr. Nelson was a Senior Vice President for GNC Holdings, LLC, General Manager of Brand Marketing and Promotions for MET-Rx Nutrition Inc., Vice President of International Marketing for 141 Communicator, and Director of Marketing & Omnicom Integration for GMR Marketing LCC. Mr. Nelson holds a Bachelor of Science in education from the University of Pittsburgh at Johnstown and a Master of Arts in Business Administration from Ohio University.
Yoav Shaked has served as the Chairman of our Board since July 5, 2018. Since 2011, Mr. Shaked has served as a partner at Sequoia Capital, a leading global venture capital firm. In 2005, he co-founded Medpoint Ltd., a private medical device distribution company offering a wide range of medical products. Previously, he founded and served as Chief Executive Officer of Y-Med Inc. from May 2004 until its sale to C.R. Bard, Inc. in November 2009. After the sale of Y-Med Inc., Mr. Shaked served as the director of research at ThermopeutiX, a developer of innovative products for strokes and peripheral artery diseases. Mr. Shaked currently serves on the board of directors of several biotechnology companies, including Endospan Ltd., Vibrant Ltd., G&G Biotechnology Ltd., and Orasis Pharmaceuticals, Ltd., the latter of which he serves as Chairman of the board. Mr. Shaked has a B.A. in biology from The Hebrew University of Jerusalem. We believe that Mr. Shaked is qualified to serve as Chairman of the Board because of his extensive experience both in biotechnology companies and in the venture capital realm.
Dennis Matheis has been a director of our company since July 2, 2020. Mr. Matheis spent nearly 30 years in various senior leadership roles in health insurance and healthcare. Since September 2022 he serves as the President and Chief Executive Officer of Sentara Healthcare, Inc. Prior to that, he served for 5 years as the President of Optima Health, Inc. and spent 13 years in leadership roles at Anthem, Inc., serving as President of Central Region and Exchanges encompassing six states and representing $12 billion in annual revenue. Mr. Matheis also served in senior leadership roles at Anthem Blue Cross and Blue Shield of Missouri, CIGNA Healthcare and Humana Health Plan, as well as Advocate Health Care in Chicago. Mr. Matheis has a B.S. in accounting from the University of Kentucky and practiced as a Certified Public Accountant before entering the healthcare industry. We believe that Mr. Matheis is qualified to serve on our Board because of his experience in the healthcare business.
Hila Karah has been a director of our company since November 23, 2014. Ms. Karah has extensive experience in business consulting and as an investor in high-tech, biotech, and Internet companies. Ms. Karah serves as a managing partner at Pitango HealthTech VC. From 2006 to 2013, she served as a partner and Chief Investment Officer of Eurotrust Ltd., a family office. From 2002 to 2005, she served as a research analyst at Perceptive Life Sciences Ltd., a New York-based hedge fund. Prior to that, Ms. Karah served as research analyst at Oracle Partners Ltd., a health care-focused hedge fund. Ms. Karah has served as a director in several private and public companies including Intec Pharma, since 2009 and Cyren Ltd since 2008. Ms. Karah holds a B.A. in molecular and cell biology from the University of California, Berkeley, and studied at the University of California, Berkeley-University of California, San Francisco Joint Medical Program. We believe Ms. Karah is qualified to serve on our Board because of her experience as an investor in and advisor to high-tech, biotech, and Internet companies.
Lawrence Leisure has been a director of our company since February 25, 2025. Mr. Leisure has extensive business experience consulting and advising in the senior living, provider services, value based care and technology enabled services sectors. Since 2014, Mr. Leisure has served as the Co-Founder and Co-Managing Partner of Chicago Pacific Founders, a private equity firm focused on digital and AI-enabled businesses, and those serving the senior population. Mr. Leisure is serving on the board of directors and the compensation committee of P3 Health Partners Inc. (NASDAQ: PIII), a publicly traded health management company. Mr. Leisure has also served on the board of directors of several private companies backed by Chicago Pacific Founders as well as several venture capital backed companies. Since 2009, he has served as Co-Founder and Chairman of Healthspottr, a strategic networking and consulting firm focused on health innovation and collaboration in the healthcare industry and he also served as the Co-Founder of the Employer Health Innovation Roundtable since 2015. Prior to Chicago Pacific Partners, Mr. Leisure held senior management roles at Accenture, PricewaterhouseCoopers, Towers Perrin, Kaiser Foundation Health Plans and UnitedHealth Group. Mr. Leisure was also employed by the venture capital firm, Kleiner Perkins, as an Operating Partner within the Life Sciences & Digital Health Practice. Mr. Leisure is Chairman of the UCSF Rosenman Institute, and a Senior Advisor at the Mussalem Center for BIODESIGN at Stanford University. Mr. Leisure holds a B.A. from Stanford University and an MBA from the University of California-Los Angeles Anderson School of Management. We believe Mr. Leisure is qualified to serve on our Board because of his accounting expertise and his experiences serving as an officer and director of public and private companies.
Dennis M. McGrath has been a director of our company since November 12, 2013. Mr. McGrath is a seasoned medical device industry executive with extensive public company leadership experience possessing a broad range of skills in corporate finance, business development, corporate strategy, operations, and administration. After an 18 year career at PhotoMedex, Inc. (Nasdaq: PHMD), he recently joined PAVmed, Inc (Nasdaq: PAVM, PAVMW) as its Executive Vice President and Chief Financial Officer. Previously, from 2000 to 2017 Mr. McGrath served in several senior level positions of PhotoMedex, a global manufacturer and distributor of medical device equipment and services, including from 2011 to 2017 as director, President, and Chief Financial Officer. Prior to PhotoMedex’s reverse merger with Radiancy, Inc. in December 2011, he also served as Chief Executive Officer from 2009 to 2011 and served as Vice President of Finance and Chief Financial Officer from 2000 to 2009. Mr. McGrath received honors as a P.A.C.T. (Philadelphia Alliance for Capital and Technology) finalist for the 2011 Investment Deal of the Year, award winner for the SmartCEO Magazine 2012 CEO of the Year for Turnaround Company, and finalist for the Ernst & Young 2013 Entrepreneur of the Year. He has extensive experience in mergers and acquisitions, both domestically and internationally, and particularly involving public company acquisitions, including Surgical Laser Technologies, Inc, (formerly, Nasdaq: SLTI), ProCyte Corporation (formerly, Nasdaq: PRCY), LCA Vision, Inc. (formerly, Nasdaq: LCAV) and Think New Ideas, Inc. (formerly, Nasdaq: THNK). Prior to PhotoMedex, he served in several senior level positions of AnswerThink Consulting Group, Inc. (then, Nasdaq: ANSR, now, The Hackett Group, Nasdaq: HCKT), a business consulting and technology integration company, including from 1999 to 2000 as Chief Operating Officer of the Internet Practice, the largest division of AnswerThink Consulting Group, Inc., while concurrently during the merger of the companies, serving as the acting Chief Financial Officer of Think New Ideas, Inc. (then, Nasdaq: THNK, now, Nasdaq: HCKT), an interactive marketing services and business solutions company. Mr. McGrath also served from 1996 until 1999 as Chief Financial Officer, Executive Vice President and director of TriSpan, Inc., an Internet commerce solutions and technology consulting company, which was acquired by AnswerThink Consulting Group, Inc. in 1999. During his tenure at Arthur Andersen & Co., where he began his career, he became a Certified Public Accountant in 1981 and he holds a B.S., maxima cum laude, in accounting from LaSalle University. In addition, he serves as the audit chair, compensation chair, and a director of several medical device companies, including LIV Process, Inc., Citius Oncology, Inc. (Nasdaq: CTOR) and Citius Pharmaceuticals, Inc. (Nasdaq: CTXR) and he was a founding member and director from inception in 2014 until 2024 of Cagent Vascular, Inc. Formerly from 2007 to 2009, Mr. McGrath served as a director of Embrella Cardiovascular, Inc. (sold to Edwards Lifesciences Corporation, NYSE: EW). He also serves on the Board of Trustees for Manor College having previously served as Chairman from 2018 to 2024. We believe Mr. McGrath is qualified to serve on our Board because of his accounting expertise and his experiences serving as an officer and director of public and private companies.
Adam Stern has been a director of our company since March 1, 2020. Mr. Stern has been the head Private Equity Banking at Aegis Capital Corp. and CEO of SternAegis Ventures since 2012 and was a member of our Board between October 2011 and May 2014. Prior to Aegis, from 1997 to November 2012, he was with Spencer Trask Ventures, Inc., most recently as a Senior Managing Director, where he managed the structured finance group, focusing primarily on the technology and life science sectors. Mr. Stern held increasingly responsible positions from 1989 to 1997 with Josephthal & Co., Inc., members of the New York Stock Exchange, where he served as Senior Vice President and Managing Director of Private Equity Marketing. He has been a FINRA licensed securities broker since 1987 and a General Securities Principal since 1991. Mr. Stern is a director of Aerami Therapeutics Holdings (formerly Dance Biopharm, Inc.), Matinas BioPharma Holdings, Inc. Adgero Biopharmaceuticals Holdings and Hydrofarm Holdings Group, Inc. Mr. Stern is a former director of InVivo Therapeutics Holdings Corp. (OTCQB: NVIV), Organovo Holdings, Inc. (NYSE MKT: ONVO) (now, VivoSim Labs, Inc., Nasdaq: VIVS) and PROLOR Biotech Ltd., which was sold to Opko Health, Inc. (NYSE: OPK) for approximately $600 million in 2013. Mr. Stern holds a Bachelor of Arts degree with honors from The University of South Florida in Tampa. We believe Mr. Stern is qualified to serve on our Board because of his experience in the capital markets, his experiences serving as a director of public and private companies and his experience with life sciences companies.
In addition, pursuant to the terms of the placement agency agreement between us and Aegis Capital Corp. (“Aegis”), dated October 22, 2019, we granted Aegis the right to nominate an individual to the Board for a period of three years, which resulted in the appointment of Mr. Stern to serve on our Board.
Except for the foregoing, there are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions.
Except as set forth herein, none of our directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws. Additionally, none of our directors or executive officers have been involved in any material proceedings to which such director or executive officer was a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.
Required Vote
The election of each Director Nominee requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented in person or by proxy and entitled to vote in the election of directors at the Meeting. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the election of directors. Broker non-votes will not affect the outcome of the vote on this matter.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026
The Audit Committee of the Board (the “Audit Committee”) appointed the firm of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited (“PwC”) to serve as our independent auditors for our fiscal year ending December 31, 2026. Stockholders will be asked to ratify the appointment of the Auditor to serve as our independent auditors. The Audit Committee is directly responsible for appointing our independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote but will consider these voting results when selecting the Company’s independent auditor for fiscal year 2026. The Auditor has been our auditor since May 12, 2025. A representative of the Auditor is not expected to be present at the Meeting.
The following table sets forth fees billed to us by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, our prior independent registered public accounting firm that was replaced by PwC, during the fiscal years ended December 31, 2024 and December 31, 2023 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services by Kost Forer Gabbay & Kasierer that were reasonably related to the performance of the audit or review of our financial statements and that are not reported as audit fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees for services rendered.
	December 31, 2024	December 31, 2023
Audit Fees	$487,573	$303,296
Audited Related Fees	$—	$—
Tax Fees(1)	$82,535	$16,686
All Other Fees(2)	$273,150	$102,250
Total	$843,258	$422,232

(1)
Consists of fees relating to our tax compliance and tax planning.

(2)
Consists of fees relating to our private placements.

Audit Committee Policies
The Audit Committee is solely responsible for the approval in advance of all audit and permitted non-audit services to be provided by the independent auditors (including the fees and other terms thereof), subject to the de minimis exceptions for non-audit services provided by Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which services are subsequently approved by the Board prior to the completion of the audit. None of the fees listed above are for services rendered pursuant to such de minimis exceptions. The audit, tax and non-audit services provided by the Auditor in 2023 and 2024 set forth above were pre-approved by our Audit Committee.
Required Vote
The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented in person or by proxy and entitled to vote is required to ratify the appointment of the Auditor as our independent registered public accounting firm for the year ending December 31, 2026. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the ratification of the appointment of our independent public accountants. There are no broker non-votes on this matter since it is a “routine” matter.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE BOARD OF THE AUDITOR AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

PROPOSAL 3
PRIVATE PLACEMENT PROPOSAL
Background and Need for Ratification
On December 18, 2024 and January 14, 2025, we completed the Private Placement transactions pursuant to which we issued an aggregate of 25,605 shares of our Series D, Series D-1, Series D-2 and Series D-3 Preferred Stock (the “Series D Preferred Stock”) to certain institutional and accredited investors. The terms of the Series D Preferred Stock provide that such shares were convertible into shares of our Common Stock and accrue dividends that may be paid in shares of Common Stock. In addition, in connection with the Private Placement, we entered into certain lock-up agreements with holders of our Series B Preferred Stock and Series C Preferred Stock as described below.
At a special meeting of stockholders held on April 28, 2025 (the “April 2025 Special Meeting”), our stockholders approved, for purposes of Nasdaq Listing Rule 5635(d), (i) the issuance of up to 1,697,843 shares of Common Stock upon conversion of the 25,605 shares of Series D Preferred Stock, (ii) the issuance of up to 679,137 shares of Common Stock as dividend shares on the Series D Preferred Stock, and (iii) the issuance of up to 208,754 Additional Shares issuable as share consideration pursuant to certain lock-up agreements with holders of our Series B Preferred Stock and Series C Preferred Stock (the “Lock-Up Agreements”).
After the April 2025 Special Meeting, we determined that the necessary quorum to conduct business at that meeting was 33 1∕3%, due to a decision in April 2024 to reduce the quorum requirement necessary for stockholder meetings from a majority threshold to a 33 1∕3% threshold. However, our Board has determined that it is in the best interests of the Company and our stockholders to ratify the Private Placement approvals provided by stockholders at the April 2025 Special Meeting at the majority quorum threshold, in order to eliminate any uncertainty as to such prior approval and to confirm that we have valid stockholder approval for purposes of Nasdaq Listing Rule 5635(d). Ratification is intended to confirm the stockholder approval previously obtained and to ensure that the share issuances described in this Proposal 3 remain valid and effective.
Series D Offering
Between December 16, 2024 and January 7, 2025, we executed two forms of Securities Purchase Agreements with accredited and non-U.S. investors relating to an offering of an aggregate of various 25,605 shares of the Company’s Series D Preferred Stock. The shares of Series D Preferred Stock were issued pursuant to private placement transactions that closed on December 18, 2024 and January 14, 2025.
Pursuant to the Certificates of Designation of Preferences, Rights and Limitations of the Series D, D-1, D-2 and D-3 Convertible Preferred Stock (the “Certificates of Designation”), the shares of Series D, D-1, D-2 and D-3 Convertible Preferred Stock were convertible into an aggregate of 1,697,843 shares of Common Stock based on conversion prices of $14.60 and $16.60 per share. In addition, the shares of Series D, D-1, D-2 and D-3 Convertible Preferred Stock were eligible to receive dividends of up to 679,137 shares of Common Stock. The holders of the Series D, D-1, D-2, and D-3 Preferred Stock were not entitled to vote or convert such preferred stock into shares of Common Stock until we obtained stockholder approval for such conversion. The holders of the Series D-1 and D-3 Preferred Stock did not possess any voting rights. The Series D, D-1, D-2 and D-3 Preferred Stock carried a liquidation preference for each holder equal to the investment made by such holder in the Series D, D-1, D-2 and D-3 Preferred Stock issued in the offering, and such liquidation preference applied in certain deemed liquidation events such as a change in control of the Company. In addition, the holders of Series D, D-1, D-2 and D-3 Preferred Stock were eligible to participate in dividends and other distributions by us on an as-converted basis.
On September 18, 2025, upon obtaining the vote of a majority of the holders of the relevant classes of preferred stock and the approval of the Board, we filed an Amended and Restated Series D Certificates of Designation, all with the Secretary of State of the State of Delaware. The Series D Certificates of Designation were amended to accelerate the mandatory conversion period of all outstanding shares of each such series into shares of the Company’s Common Stock, or at each holder’s election in pre-funded warrants, effective as of September 18, 2025.

During September 2025, all outstanding shares of Series D, D-1, D-2 and D-3 Preferred Stock, totaling 25,605 shares, were converted into 1,600,043 and 776,719 shares of Common Stock and pre-funded warrants, respectively, and as of September 30, 2025, no shares of Series D, D-1, D-2 and D-3 Preferred Stock remains outstanding.
Lock Up Consideration
On December 16, 2024, the Company and certain purchasers that were holders of the Company’s Series B and C Preferred Stock executed lock up agreements, pursuant to which the Company agreed to issue, subject to stockholder approval, up to forty percent (40%) of the shares of Common Stock conversion shares of the preferred stock held by such purchaser, including dividend shares of Common Stock due upon conversion of these shares into shares of Common Stock, over the course of twelve (12) months. Each holder shall be entitled to receive 10% of the Additional Shares for each three (3) month period each holder agrees not to transfer or otherwise sell (subject to certain limitations) the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and Series C Preferred Stock and the dividend shares of Common Stock due upon conversion. Between May 23, 2025 and May 28, 2025, the Company and holders that previously entered into Lock-Up Agreements, entered into an Amended and Restated Lock-Up Agreement (the “A&R Lock-Up Agreement”) pursuant to which the holders agreed to extend the restrictive period previously provided in the Lock-Up Agreements until February 21, 2026 for the right to receive an additional 10% of the Common Stock underlying the Series B Preferred Stock and the Series C Preferred Stock held by the holders. On October 20, 2025, the Company and holders that previously entered into the Lock-Up Agreement and the A&R Lock-Up Agreement entered into a Second Amended and Restated Lock-Up Agreement pursuant to which the Lock-Up Period shall automatically terminate, and all share consideration shall be accelerated and immediately be issued by us in full (to the extent not already issued) upon (A) any merger or consolidation of us with or into another individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization, (B) any sale of all or substantially all of the Company’s assets in one transaction or a series of related transactions, or (C) any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.
The information provided in this proxy statement contains a summary of the terms of the Series D Preferred Stock, Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, and the Lock Up Agreements and are subject to, and qualified in its entirety by reference to the Certificate of Designation of Preferences, Rights and Limitations of the Series D Preferred Stock, the Certificate of Designation of Preferences, Rights and Limitations of the Series D-1 Preferred Stock, the Certificate of Designation of Preferences, Rights and Limitations of the Series D-2 Preferred Stock, the Certificate of Designation of Preferences, Rights and Limitations of the Series D-3 Preferred Stock and the form of Lock Up Agreement are qualified by reference to the full text of these documents, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to our Current Report on Form 8-K filed with the SEC on December 18, 2024, and to Exhibit 3.1, Exhibit 3.2 and Exhibit 10.2, respectively, to our Current Report on Form 8-K filed with the SEC on January 10, 2025.
In September 2025, all outstanding shares of Series D, D-1, D-2 and D-3 Preferred Stock, totaling 25,605 shares, were converted into 1,600,043 and 776,719 shares of Common Stock and pre-funded warrants, respectively, and as of September 30, 2025, no shares of Series D, D-1, D-2 and D-3 Preferred Stock remains outstanding.
Why We Need Stockholder Approval
Our Common Stock is listed on the Nasdaq Capital Market under the symbol “DRIO”, and as such, we are subject to the Nasdaq listing standards. Nasdaq listing Rule 5635(d), requires stockholder approval prior to the issuance of securities in connection with a transaction (other than a public offering) involving the sale, issuance or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock), at a price less than market value, equal to 20% or more of the Common Stock outstanding prior to the transaction. While we obtained stockholder approval at the April 2025 Special Meeting, our Board has determined that it is in the best interests of the Company and our stockholders to ratify the Private Placement approvals provided by stockholders at the April 2025 Special Meeting at the majority quorum threshold, in order to eliminate any uncertainty as to such prior approval and to confirm that we have valid stockholder approval for purposes of Nasdaq Listing Rule 5635(d). Ratification is intended to confirm the stockholder approval previously obtained and to ensure that the share issuances described in this Proposal 3 remain valid and effective.
Consequences of Not Ratifying this Proposal
Although all shares of Series D, D-1, D-2 and D-3 Preferred Stock have already been converted into Common Stock in accordance with their terms, and we have issued or may in the future issue Additional Shares, Nasdaq Listing Rule 5635(d) requires valid stockholder approval for the issuance of shares in excess of 20% of our pre-transaction outstanding Common Stock at a price below the applicable minimum price. We are seeking this ratification and approval due to the fact that there may be uncertainty as to the prior stockholder approval obtained at the April 2025 Special Meeting and to confirm that we have valid stockholder approval for purposes of Nasdaq Listing Rule 5635(d). Ratification is intended to confirm the stockholder approval previously obtained and to ensure that the share issuances described in this Proposal 3 remain valid and effective.
If stockholders do not ratify the Private Placement Proposal at the Meeting, and the uncertainty remains as to the validity of the approval provided by stockholders at the April 2025 Special Meeting, we may be deemed not to have satisfied Nasdaq Listing Rule 5635(d) with respect to the Private Placement. This could result in, among other things: a notice from Nasdaq that we are not in compliance with its stockholder-approval requirements; potential additional conditions, public reprimand, or other remedial actions required by Nasdaq; and in an adverse case, potential suspension of trading in, or delisting of, our Common Stock from Nasdaq. In addition, if ratification is not obtained, we could be required to seek alternative stockholder approval or other remedial relief, which could be costly, time-consuming and disruptive.
Required Vote
The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented in person or by proxy and entitled to vote is required for the ratification of the Private Placement Proposal. Abstentions and broker non-votes will not be counted “for” or “against” the proposal and will have no effect on the outcome of the vote.
Recommendation of the Board
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION AND APPROVAL OF THE PRIVATE PLACEMENT PROPOSAL.

PROPOSAL 4
NASDAQ RULE 5635 PROPOSAL
Background and Need for Ratification
At our June 25, 2024 special meeting of stockholders (the “June 2024 Special Meeting”), our stockholders approved a proposal relating to the issuance in excess of 20% of our outstanding Common Stock upon the exercise of certain Pre-Funded Warrants, the Consultant Warrants and the RSUs (each as defined below) issued by us pursuant to the Merger Agreement (as defined below) entered into on February 15, 2024, for purposes of compliance with Nasdaq Listing Rule 5635(a) and as required by the Merger Agreement.
As described below, we are now seeking stockholder ratification of the Nasdaq Rule 5635 Proposal, consistent with Delaware law and Nasdaq requirements. Ratification will eliminate any uncertainty regarding the validity of the prior approval provided by our stockholders at the June 2024 Special Meeting and confirm our compliance with Nasdaq Listing Rules 5635(a) and 5635(d).
After the June 2024 Special Meeting, we determined that the necessary quorum to conduct business at that meeting was 33 1∕3%, due to a decision in April 2024 to reduce the quorum requirement necessary for stockholder meetings from a majority threshold to a 33 1∕3% threshold. However, our Board has determined that it is in the best interests of the Company and our stockholders to ratify the Nasdaq Rule 5635 Proposal approvals provided by stockholders at the June 2024 Special Meeting at the majority quorum threshold, in order to eliminate any uncertainty as to such prior approval and to confirm that we have valid stockholder approval for purposes of Nasdaq Listing Rule 5635(a) and 5635(d). Ratification is intended to confirm the stockholder approval previously obtained and to ensure that the share issuances described in this Proposal 4 remain valid and effective.
As previously disclosed, on February 15, 2024, we, along with TWILL Merger Sub, Inc. (“Merger Sub”), Twill, Inc. (“Twill”) and Bilal Khan, solely in his capacity as the representatives of Twill’s stockholders and other equity holders, entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated February 15, 2024 (the “Closing Date”). Pursuant to the provisions of the Merger Agreement, on the Closing Date, (i) Merger Sub was merged with and into Twill (the “Merger”), the separate corporate existence of Merger Sub ceased and Twill continued as the surviving company and a wholly owned subsidiary of the Company, (ii) the Company paid to Twill’s debt holders and equity holders aggregate consideration of (A) $10.0 million in cash, (B) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 500,020 shares (the “Warrant Shares”) of Company Common Stock, issuable to a trust (the “Trust”) formed for the benefit of certain equity and debt holders of Twill, issuable in 4 equal tranches, and (C) stock options to purchase up to 148,173 shares of Common Stock issued to employees of Twill as an inducement to their employment with the Company, issued outside of our equity compensation plans, pursuant to Nasdaq Rule 5635(c)(4), with an exercise price of $51 per share. In conjunction with the execution of the Merger Agreement, we also agreed to issue a combination of warrants and restricted stock units (“RSUs”) to acquire up to 88,326 shares of Common Stock issued to certain outgoing board members, consultants and outgoing officers of Twill (all of such RSUs and warrants being subject to the approval of the Company’s stockholders, pursuant to Nasdaq Rule 5635). The Merger Agreement contains various customary representations, warranties and covenants. As a result of the Merger, Twill will operate as one of our wholly owned subsidiaries.
The Pre-Funded Warrants are subject to a non-waivable 19.99% ownership blocker ( and the issuance of any shares of Common Stock underlying such warrants that are in excess of such amount shall be subject to the approval of the Company’s stockholders. In addition, the Company, the Trust and WhiteHawk Capital Partner LP (the “Beneficiary”), have executed a Lock Up/Leak Out Agreement, pursuant to which until such time as the Trust receives $10,600,000 in aggregate net proceeds, (i) the Trust shall only be allowed to sell such Warrant Shares at a rate of up to 10% of the average daily trading volume of the Common Stock in a manner which will not negatively affect the share price, (ii) all such sales shall be conducted pursuant to Rule 144, and (iii) that the Beneficiary shall not cause the Trust to engage in any short selling of such Warrant Shares during the Leak-Out Period. The Company agreed to seek stockholder approval within 135 days following the closing of the Merger to permit the full exercise of the Pre-Funded Warrants (the “Warrant Vote”). In addition, the Company entered into voting agreements with certain existing stockholders of the Company to vote in favor of the Warrant Vote. The Company agreed to call a stockholder meeting each fiscal quarter thereafter if the extent the Warrant Vote is not approved by the Company’s stockholders.

In addition, we executed certain consulting agreements (the “Consulting Agreements”) with Ofer Leidner and Bilal Khan, each former officers of Twill. Pursuant to the terms of the Consulting Agreements, the Company agreed to retain the services of Messrs. Leidner and Khan for a period of at least 14 months and 6 months respectively, in exchange for monthly consulting fees of $35,416 and $35,417, respectively. In addition, the Company agreed to issue to Mr. Leidner warrants to purchase up to 51,648 shares of Common Stock, of which 35,898 are subject to time vesting and 15,750 are subject to certain performance-based metrics (the “Consultant Warrants”), and to issue to Mr. Khan 17,500 fully vested RSUs all of which were to vest subject to stockholder approval.
Voting Agreement
On February 15, 2024, concurrently with the execution of the Merger Agreement, certain existing stockholders entered into voting agreements, pursuant to and on the terms and subject to the conditions of which, among other things, each such stockholder agreed to vote (or acted upon by written consent) all of such stockholder’s shares of Company Common Stock, in favor of the Warrant Vote.
Stockholder Approval Requirement
Our Common Stock is listed on the Nasdaq Capital Market under the symbol “DRIO,” and we are subject to the Nasdaq listing standards set forth in its Marketplace Rules. Nasdaq Marketplace Rule 5635(a) and 5635(d) require stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company, including pursuant to an “earn-out” or similar provision, where due to the present or potential issuance of Common Stock (or securities convertible into or exercisable for Common Stock), other than a public offering for cash, the Common Stock to be issued (a) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance or (b) is or will be in excess of 20% of the outstanding Common Stock prior to the issuance. While we obtained stockholder approval at the June 2024 Special Meeting, our Board has determined that it is in the best interests of the Company and our stockholders to ratify the Merger Agreement approvals provided by stockholders at the June 2024 Special Meeting at the majority quorum threshold, in order to eliminate any uncertainty as to such prior approval and to confirm that we have valid stockholder approval for purposes of Nasdaq Listing Rule 5635(a) and (d). Ratification is intended to confirm the stockholder approval previously obtained and to ensure that the share issuances described in this Proposal 4 remain valid and effective.
Consequences of Not Approving this Proposal
Nasdaq Listing Rules 5635(a) and 5635(d) generally require stockholder approval for certain issuances of securities, including issuances in connection with acquisitions and transactions that result in the issuance of 20% or more of a listed company’s outstanding common stock (or securities convertible into or exercisable for common stock) at a price below the applicable minimum price. We are seeking this ratification and approval due to the fact that there may be uncertainty as to the prior stockholder approval obtained at the June 2024 Special Meeting and to confirm that we have valid stockholder approval for purposes of Nasdaq Listing Rule 5635(a) and (d). Ratification is intended to confirm the stockholder approval previously obtained and to ensure that the share issuances described in this Proposal 4 remain valid and effective.
If stockholders do not ratify the Nasdaq Rule 5635 Proposal at the Meeting, and the uncertainty remains as to the validity of the approval provided by stockholders at the June 2024 Special Meeting, we may be deemed not to have satisfied Nasdaq Listing Rule 5635(a) and 5635(d) with respect to the Nasdaq Rule 5635 Proposal. This could result in, among other things, a notice from Nasdaq that we are not in compliance with its stockholder-approval requirements; potential additional conditions, public reprimand, or other remedial actions required by Nasdaq; and in an adverse case, potential suspension of trading in, or delisting of, our Common Stock from Nasdaq. In addition, if ratification is not obtained, we could be required to seek alternative stockholder approval or other remedial relief, which could be costly, time-consuming and disruptive.
Required Vote
The affirmative vote of the holders of a majority of the votes cast for or against the proposal is required to approve, pursuant to Nasdaq listing rule 5635(a) and 5635(d), the issuance of our Common Stock issuable pursuant to the Merger. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION AND APPROVAL OF THE NASDAQ RULE 5635 PROPOSAL.

PROPOSAL 5
APPROVAL OF INCENTIVE PLAN PROPOSAL
We are asking our stockholders to approve an amendment to our 2020 Equity Incentive Plan the “Plan Amendment”, to increase the number of shares of Common Stock authorized for issuance under the 2020 Equity Incentive Plan by 500,000 shares. The proposed increase is intended to ensure that we have a sufficient reserve of shares available to attract, motivate and retain qualified employees, directors and consultants, and to align their interests with those of our stockholders.
The 2020 Equity Incentive Plan is a key component of our compensation program. It enables us to grant equity-based awards, including stock options, restricted stock units and other stock-based awards, to our employees, non-employee directors and consultants. A summary of the material terms of the 2020 Equity Incentive Plan, as proposed to be amended, is set forth below, and the full text of the Plan (as proposed to be amended) is attached as Annex A to this proxy statement.
Reasons for the Plan Amendment
The purpose of our 2020 Equity Incentive Plan is to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial achievements. We also intend to use part of the increased number of shares that may become available pursuant to the Plan Amendment to issue awards to directors, employees, officers, consultants, and advisors in lieu of cash payments that are, or may be, owed, as a way to preserve our cash. Recipients of awards under the Plan are referred to below as “Participants”. Our Board believes that the number of shares of Common Stock subject to the 2020 Equity Incentive Plan remaining available is insufficient to achieve the purpose of the 2020 Equity Incentive Plan. Therefore, our Board believes the Plan Amendment is necessary to increase the number of shares of Common Stock available under the 2020 Equity Incentive Plan, which will allow flexibility in granting awards to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to preserve our cash, to acquire and maintain an interest in us, which interest may be measured by reference to the value of our Common Stock.
Effects of the Plan Amendment
As a result of the proposed amendment to the 2020 Equity Incentive Plan, there will be an increase in the total number of shares of Common Stock reserved for issuance under the 2020 Equity Incentive Plan. This will provide us with the ability to grant more awards than are currently possible under the 2020 Equity Incentive Plan to eligible recipients including employees, directors, officers, consultants and advisors. The issuance in the future of awards under the 2020 Equity Incentive Plan consisting of full value awards, including RSUs, options to purchase shares of Common Stock and stock grants may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the holders of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock that may be issued as awards under the 2020 Equity Incentive Plan may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Certificate of Incorporation or bylaws. Holders of the Common Stock have no preemptive or other subscription rights.
Description of the 2020 Equity Incentive Plan Amendment
Shares Subject to the 2020 Equity Incentive Plan.   The 2020 Equity Incentive Plan have provided for 894,883 shares of Common Stock reserved for grant of awards, of which 791,806 shares have been granted, which if the proposal for the Plan Amendment is approved, then the number of shares of Common Stock reserved for grant of awards under the 2020 Equity Incentive Plan will increase by 500,000 shares to a total of 1,394,883, of which 603,077 shares will be available following prior grants under the plan. The 2020 Equity Incentive Plan is subject to future increases for the calendar years ending on December 31, 2026, December 31, 2027, December 31, 2028, December 31, 2029 and December 31, 2030, by an additional number of shares of Common Stock equal to six percent (6%) of the number of shares of Common Stock issued and outstanding on a Fully Diluted Basis on the immediately preceding December 31. For purposes of the 2020 Equity Incentive Plan, the term “Fully Diluted Basis” means all issued and outstanding share capital (where options shall be deemed outstanding share capital until exercised) and all rights to acquire share capital including, without limitation, all securities convertible or exercisable into shares of Common Stock being deemed so converted and exercised, the conversion of any convertible stockholder loans into share capital, with all outstanding warrants, options or any other right granted by the Company to receive shares of the Company’s share capital being deemed exercised in full. The foregoing notwithstanding, the maximum number of shares that may be subject to incentive stock options (“ISOs”) granted under the 2020 Equity Incentive Plan shall be 150,000, subject to adjustment as provided in the 2020 Equity Incentive Plan. To the extent that an award granted under the 2020 Equity Incentive Plan lapses or is forfeited, the shares subject to such award will again become available for grant under the terms of the 2020 Equity Incentive Plan.
Purpose and Eligible Individuals.   The purpose of the 2020 Equity Incentive Plan is to retain the services of valued key employees, directors, officers, advisors and consultants of ours and its affiliates, thereby strengthening their incentive to achieve the objectives of our stockholders, to serve as an aid and inducement in the hiring of new employees and to provide an equity incentive to consultants and other persons selected by the Compensation Committee of the Board (“Compensation Committee”). In addition, we intend to use part of the increased number of shares available under the 2020 Equity Incentive Plan to issue awards to board members, employees, consultants, advisors and officers in lieu of cash payments that are, or may be, owed, as a way to preserve our cash. Finally, we believe we will need to issue equity incentive to potential new employees in the coming fiscal years as we ramp up our business-to-business-to-consumer go-to market strategy. Under the 2020 Equity Incentive Plan, awards may be granted to officers, directors, employees, officers, advisors and consultants of ours or of our affiliates (each, a “Participant”).
Administration.   The Board has the authority to administer the 2020 Equity Incentive Plan or may delegate administration of the 2020 Equity Incentive Plan to a committee of not less than two (2) non-employee directors, in accordance with Rule 16b-3 promulgated under the Exchange Act or the rules of the applicable trading market on which the Common Stock is then traded. Our Board has delegated its administrative powers to administer the 2020 Equity Incentive Plan to our Compensation Committee. As such, our Compensation Committee has the power, among other things, to (a) determine terms and conditions of any equity award granted, including the exercise price and the vesting schedule, (b) select persons who are to receive equity awards, (c) interpret the 2020 Equity Incentive Plan and prescribe rules and regulations for its administration and (d) delegate to a subcommittee any of the administrative powers the Compensation Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the 2020 Equity Incentive Plan, as may be adopted from time to time by the Board.
Stock Options.   The Compensation Committee may grant ISOs, nonqualified stock options or options under Section 102 or 3(i) of the Israeli Tax Ordinance (New Version) 1961 (“ITO”) (collectively referred to as “Options”). The Compensation Committee determines the number of shares of Common Stock subject to each Option, provided that the aggregate fair market value of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. The Compensation Committee determines the exercise price of an Option, its duration and the manner and time of exercise. However, in no event shall an Option be exercisable more than ten (10) years following the grant date thereof. A more than ten percent (10%) by vote stockholder of the Company or a corporate subsidiary shall not be granted an ISO unless the exercise price of such ISO is at least 110% of the fair market value of the Common Stock at the date of grant and such ISO is not exercisable after the expiration of five (5) years from the date of grant. ISOs may be issued only to employees of the Company or of a corporate subsidiary of ours, and the exercise price must be at least equal to the fair market value of the Common Stock as of the date the Option is granted.
The Compensation Committee, in its discretion, may provide the vesting terms of any Option. The vesting of one (1) or more outstanding Options may be accelerated by the Board at such times and in such amounts as it shall determine in its sole discretion.
The exercise price of an Option may be paid in any form or method authorized by the Board and permitted by the option agreement and 2020 Equity Incentive Plan.
ISOs granted under the 2020 Equity Incentive Plan and the rights and privileges conferred by the 2020 Equity Incentive Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution.

Nonqualified stock options shall not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution or as otherwise provided in the option agreement.
Stock Grants and RSUs.   The Compensation Committee may award shares of Common Stock with or without restrictions, as well as RSUs to a Participant subject to such conditions and restrictions as the Compensation Committee may determine. RSUs are similar to restricted shares except that no shares are actually awarded to the Participant on the grant date. No monetary payment, other than for applicable taxes, is due by the Participant in connection with the grant of restricted stock or issuance of shares in connection with an RSU, except that the Participant must pay the Company the par value of the restricted stock or the shares of Common Stock underlying the RSU. Restrictions could include conditions that require the Participant to forfeit the shares in the event that the Participant ceases to provide services to us or any of our affiliates thereof before a stated time. The period of restriction, the number of shares of restricted stock granted, the purchase price, if any, and such other conditions and/or restrictions as the Compensation Committee may establish will be set forth in an award agreement. After all conditions and restrictions applicable to restricted shares have been satisfied or have lapsed, shares of restricted stock will become freely transferable, as determined by the Compensation Committee and stated in the award agreement.
As noted, the Compensation Committee may make a stock award without any restrictions and the Compensation Committee may award dividend equivalents with respect to RSUs.
Effect of Certain Corporate Transactions.   If a recapitalization or similar transaction occurs that does not alter the existing proportionate ownership of the Common Stock, appropriate adjustments shall be made to the exercise price, the purchase price, if any, and number of outstanding awards. In the case of a change of control (as defined in the 2020 Equity Incentive Plan), such as a merger, acquisitive transaction, reorganization, liquidation or other transaction (a “Major Transaction”) that does alter such proportionate ownership, vested awards generally may be exercised before such transaction and persons owning Common Stock as a result of awards made under the 2020 Equity Incentive Plan will participate on the same basis as other owners of Common Stock. Alternatively, the Board may determine in the case of a Major Transaction that awards will continue in effect on a basis similar to that in effect prior to such Major Transaction, including with respect to vesting, except that such rights shall apply with respect to the surviving entity or shall be assumed by the surviving or acquiring corporation (in accordance, as applicable, with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or Section 424 of the Code). The Board may, in its discretion, accelerate vesting and/or settlement in whole or in part in connection with a Major Transaction. The 2020 Equity Incentive Plan also provides that awards may be liquidated for a cash payment.
Further Amendments to the 2020 Equity Incentive Plan.   The Board or the Compensation Committee may, at any time, modify, amend or terminate the 2020 Equity Incentive Plan or modify or amend awards granted under the 2020 Equity Incentive Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable laws. However, the Board or the Compensation Committee may not, without approval of our stockholders: (1) increase the total number of shares covered by the 2020 Equity Incentive Plan, except by adjustments upon certain changes in capitalization; (2) change the class of persons eligible to receive awards under the 2020 Equity Incentive Plan; or (3) make other changes in the 2020 Equity Incentive Plan that require stockholder approval under applicable law (including any rules of any applicable stock exchange or stock quotation system of which our shares of Common Stock are traded). Except as otherwise provided in the 2020 Equity Incentive Plan or an award agreement, no amendment will adversely affect outstanding awards without the consent of the Participant. Any termination of the 2020 Equity Incentive Plan will not terminate awards then outstanding, without the consent of the Participant.
Term of the 2020 Equity Incentive Plan.   Unless sooner terminated by the Board, the 2020 Equity Incentive Plan will terminate on the day prior to the tenth anniversary of its adoption by the Board, or December 10, 2035. No award may be granted after such termination or during any suspension of the 2020 Equity Incentive Plan.
U.S. Tax Treatment.   The following description of the U.S. federal income tax consequences of awards. It is general and does not purport to be comprehensive nor does it address state and/or local tax consequences of awards.

Incentive Stock Options
Generally, a Participant incurs no federal income tax liability on either the grant or the exercise of an ISO, although a Participant will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the shares subject to the Option over the exercise price. Provided that the shares are held for at least one (1) year after the date of exercise of the Option and at least two (2) years after its date of grant, any gain realized on a subsequent sale of the shares will be taxed as long-term capital gain. If the shares are disposed of within a shorter period of time, the Participant will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise (or the sale price of the shares sold, if less) over the exercise price. We receive no tax deduction on the grant or exercise of an ISO, but we may be entitled to a tax deduction, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the Code, if the Participant recognizes ordinary income on account of a premature disposition of shares acquired on exercise of an ISO, in the same amount and at the same time as the participant recognizes income.
Nonqualified Stock Options
A Participant realizes no taxable income when a nonqualified stock option is granted. Instead, the difference between the fair market value of the shares acquired pursuant to the exercise of the Option and the exercise price paid is taxed as compensation income (subject to income and employment taxes and withholding) when the Option is exercised. The difference is measured and taxed as of the date of exercise, if the shares are not subject to a “substantial risk of forfeiture,” or as of the date or dates on which the risk terminates in other cases. A Participant may elect (as described under Restricted Stock below) to be taxed on the difference between the exercise price and the fair market value of the shares on the date of exercise, even though some or all of the shares acquired are subject to a substantial risk of forfeiture. When the shares are subsequently sold, the Participant generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the exercise price plus any compensation income recognized).
We receive no tax deduction on the grant of a nonqualified stock option, but may be entitled to a tax deduction when a Participant recognizes ordinary compensation income on or after exercise of the Option, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the Code, in the same amount as the income recognized by the Participant.
Stock Grants
With respect to stock grants under our 2020 Equity Incentive Plan that are made without any restrictions, a Participant generally recognizes compensation income (subject to income and employment taxes and withholding) equal to the excess of the fair market value of the shares received over the amount paid (if any). We generally will be entitled to a deduction in an amount equal to the ordinary compensation income recognized by a Participant, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the Code. When the stock is subsequently sold, the Participant generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any compensation income recognized).
Restricted Stock
If stock is awarded subject to restrictions, a Participant generally will not recognize income at the time of the award, but will instead recognize compensation income (subject to income and employment taxes and withholding) equal to the excess of the fair market value of the shares received over the amount paid (if any) when restrictions on transferability or that otherwise constitute a substantial risk of forfeiture lapse. A Participant may elect to be taxed at the time of the receipt of the shares, rather than upon the lapse of restrictions on transferability or substantial risk of forfeiture, but if the Participant subsequently forfeits such shares, the Participant would not be entitled to any tax deduction for the amount of previously recognized compensation income (he or she will be entitled to a capital loss for the amount paid (if any) for the shares). To make this election, the Participant must file a so-called Section 83(b) election with the Internal Revenue Service within thirty (30) days of the receipt of the shares. We generally will be entitled to a deduction at the time, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the Code, and in an amount equal to, the compensation income is recognized by the Participant. When the stock is subsequently sold, the Participant generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any compensation income recognized).
RSUs
A Participant recognizes no income until the issuance of the shares at or shortly after vesting. At that time, the Participant must generally recognize compensation income (subject to income and employment taxes and withholding) equal to the fair market value of the shares received less the amount paid (if any). We generally will be entitled to a deduction, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the Code, in an amount equal to the compensation income is recognized by the Participant. When the stock is subsequently sold, the Participant generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any compensation income recognized).
Dividends
A Participant will generally not receive the benefit of dividends prior to the exercise of an option or settlement of RSUs, unless the Compensation Committee has, in the case of RSUs, awarded dividend equivalents. The full amount of dividends or other distributions of property made with respect to Restricted Stock and RSUs before the lapse of any applicable restrictions will constitute compensation income, and we are generally entitled to a deduction, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the Code, at the same time and in the same amount as the income is realized by the Participant.
Additional federal tax
After an award has been settled, a Participant holding Common Stock may be required to pay a 3.8% tax with respect to his or her net investment income, including dividends on and gains from the sale or other disposition of our Common Stock, to the extent that his or her modified adjusted gross income exceeds applicable thresholds.
Section 162(m) of the Code
Following the Tax Cuts and Jobs Act of 2017 (“TCJA”), Section 162(m) of the Code disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer, the principal financial officer and the three other most highly compensated executive officers. Each person covered by Section 162(m) of the Code for a particular year after 2016 remains subject to this limit in subsequent years, even if not included in that group for the year. TCJA also eliminated the performance-based compensation exception, which may have applied to one or more of our outstanding options or other forms of equity awards. As a result, it is expected that certain of our compensation arrangements will result in non-deductible compensation when the total exceeds $1,000,000, except certain historical awards that meet transition rules for continued deductibility under the TCJA. Nevertheless, the deductibility of compensation is but one of the critical factors in the design and implementation of any compensation arrangement, and the Compensation Committee and our Board reserve the right to pay nondeductible compensation when appropriate.
Israeli Tax Treatment.   The following is a summary of the Israeli income tax consequences of certain transactions under the 2020 Equity Incentive Plan with regard to the granting of awards to Israeli Participants. It is general and does not purport to be comprehensive.
Generally, the 2020 Equity Incentive Plan provides for the granting of awards to employees, officers, directors and consultants under either Section 102 or Section 3(i) of the ITO. The awards granted under the 2020 Equity Incentive Plan to employees and officeholders, who are not controlling shareholders (as defined in the ITO) are subject to the “capital gains tax route” under Section 102 of the ITO (the “Capital Gains Tax

Route”), and the awards granted to Participants in the 2020 Equity Incentive Plan who do not qualify to receive awards under the Capital Gains Tax Route, including consultants, service providers and controlling shareholders, are subject to Section 3(i) of the ITO.
The Capital Gains Tax Route generally provides for a reduced tax rate of twenty-five percent (25%) on gains realized upon the sale of the award’s underlying shares, subject to the fulfillment of certain procedures and conditions including the deposit of such awards (or shares issued upon their exercise or shares in case restricted stock was granted) for a requisite period of time with a trustee approved by the Israeli Tax Authority (currently, twenty-four (24) months from the date of grant). Notwithstanding the above, in any event where the exercise price of the underlying shares subject to the awards is less than the fair market value of the underlying shares at the time of grant of the awards (calculated as the average value of a company’s shares on the thirty (30) trading days preceding the date of grant), such amount will be deemed ordinary income of the award holder, taxed at the applicable marginal tax rate (up to fifty percent (50%) in 2016) together with health insurance and social security insurance payments, on the date of sale of the underlying shares and/or the date of the release of such underlying shares from trust. In the event the requirements of Section 102 of the ITO for the allocation of awards according to the Capital Gains Tax Route are not met, the benefit attributed to the Participant as a result of the grant of such awards will be taxed as ordinary work income at applicable marginal income tax rates (together with health insurance and social security insurance payments). For as long as the restricted stock or the shares issued upon exercise of awards are registered in the name of the trustee, the voting rights with respect to such shares will remain with the trustee. Under the Capital Gains Tax Route, a company, or its Israeli subsidiary, as the case may be, is generally not entitled to recognize a deduction for Israeli tax purposes on the gain recognized by the Participant upon sale of the shares underlying the awards (except for such amount that will be deemed ordinary income of the Participant as explained above). Our Israeli subsidiary will be required to withhold applicable tax (and social security and national health insurance charges, if applicable) at source on behalf of the Participant and may be required to pay social security and national health insurance charges.
Generally, with respect to a holder of an award under Section 3(i) of the ITO that is not registered for trade, the taxable event shall take place on the date of exercise of the award into shares, and the income will be classified as regular employment or work income subject to marginal tax rates (if the Participant is an individual) or corporate tax rates (if the Participant is a corporation).
2012 Plan and Other Equity Compensation Arrangements
In addition to the 2020 Equity Incentive Plan, we also maintain the Amended and Restated 2012 Equity Incentive Plan (the “2012 Equity Incentive Plan”). Under the 2012 Equity Incentive Plan, awards may be granted to our officers, directors, employees and consultants or the officers, directors, employees and consultants of our subsidiary. Pursuant to the 2012 Equity Incentive Plan, the total number of shares of Common Stock authorized for issuance thereunder may not exceed 98,434. The 2012 Equity Incentive Plan expired on January 23, 2022. We may issue awards under the 2012 Equity Incentive Plan up to the amount available under the 2012 Equity Incentive Plan.
The following table provides information as of December 31, 2024, with respect to options outstanding under the Company’s 2012 Equity Incentive Plan, the Company’s 2020 Equity Incentive Plan, and the Company’s other equity compensation arrangements.

Plan category	Forfeited shares(6)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	16,727	294,084	$64.8	379,191
Equity compensation plans not approved by security holders(1)		4,500	$168.2	—
Equity compensation plans not approved by security holders(2)		2,500	$115	—
Equity compensation plans not approved by security holders(3)		1,000	$372.4	—
Equity compensation plans not approved by security holders(4)		96,554	$51	—
Equity compensation plans not approved by security holders(5)		112,500	$27	—
Total	16,727	511,138		379,191

In March 2013, our Board adopted a non-employee director’s remuneration policy.
(1)
In January 2020, our Board approved the grant of non-plan options as a material inducement for employment, in accordance with Nasdaq Listing Rule 5635(c)(4), to our newly hired President and General Manager for North America. The options have an exercise price of $168.20 per share. 4,500 options are time based and vest over a three-year period. One third vests after one year and the balance vests over eight quarterly installments after the first anniversary; these options have a cashless exercise feature and a six-year term. An additional 4,500 options are performance based, and vest over a three-year period. One third vest after one year and the balance vest over eight quarterly installments after the first anniversary; these options have a cashless exercise feature and a six-year term. 1,125 options will commence vesting every calendar year for the next four years, commencing in 2021, and only if certain performance milestones were met in the immediately preceding year. 1,125 of these options have expired on each of January 1, 2021, January 1, 2022, January 1, 2023 and January 1, 2024 as the performance milestones were not met.

(2)
In March 2020, our Board approved the grant of certain non-plan options as a material inducement for employment, in accordance with Nasdaq Listing Rule 5635(c)(4), to our newly hired Chief Medical Officer. The options have an exercise price of $115.00 per share, and vest over a three-year period with one third vesting after one year and the balance vesting over eight quarterly installments after the first anniversary; these options have a cashless exercise feature and a six-year term.

(3)
In July 2021, our Board approved the grant of certain non-plan options as a material inducement for employment, in accordance with Nasdaq Listing Rule 5635(c)(4), to our newly hired Special Vice President of Market Access. The options have an exercise price of $372.40 per share, and vest over a three-year period with one third vesting after one year and the balance vesting over eight quarterly installments after the first anniversary; these options have a cashless exercise feature and a ten-year term. The option expired on February 4, 2025 following the departure of the employee.

(4)
In February 2024, our Board approved the grant of certain non-plan options as a material inducement for employment, in accordance with Nasdaq Listing Rule 5635(c)(4), to the employees of Twill, Inc. The options have an exercise price of $51.00 per share, the options are time based and vest over a two-year period in eight equal amounts. These options have a cashless exercise feature and a ten-year term.

(5)
In June 2024, our Board approved the grant of certain non-plan options as a material inducement for employment, in accordance with Nasdaq Listing Rule 5635(c)(4), to our newly hired Chief Commercial Officer. The options have an exercise price of $27.00 per share, 25,000 options are time based and vest over a three-year period. One third vests after one year and the balance vests over eight quarterly installments after the first anniversary; these options have a cashless exercise feature and a ten-year term. An additional 87,500 options are performance based, and vest upon achieving personal objective during the years 2025 to 2028.
(6)
16,727 restricted shares of common stock issued to certain of our employees were forfeited, as they were not vested upon certain employee departures.

Required Vote
The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented in person or by proxy and entitled to vote is required for approval of the Plan Amendment. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Plan Amendment. Broker non-votes will not affect the outcome of the vote on this matter.
Recommendation of the Board
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PLAN AMENDMENT PROPOSAL.

PROPOSAL 6
COMPENSATION OF COMPANY’S NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010) and related rules of the Securities and Exchange Commission, we are including a separate proposal subject to stockholder vote to approve, on a non-binding, advisory basis, the compensation of those of our executive officers listed in the Summary Compensation Table appearing elsewhere in this proxy statement, or our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. To learn more about our executive compensation, see “Corporate Governance” elsewhere in this proxy statement.
The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
Based on the above, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:
“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in this proxy statement, including the compensation tables and the other narrative compensation disclosures.”
Required Vote
The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented in person or by proxy and entitled to vote is required for approval of the Say on Pay Proposal. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Say on Pay Proposal. Broker non-votes will not affect the outcome of the vote on this matter.
The opportunity to vote on this Proposal 6 is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on Proposal 6 is not binding upon us and serves only as a recommendation to our Board. Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
Recommendation of the Board
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE SAY ON PAY PROPOSAL.

PROPOSAL 7
CHARTER AMENDMENT PROPOSAL
Our Board has adopted, and is recommending that our stockholders approve, an amendment and restatement of our Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), to authorize the Board to adopt, amend or repeal our bylaws, subject to the concurrent power of our stockholders to adopt, amend or repeal any bylaw, whether adopted by them or otherwise. Under the Delaware General Corporation Law (“DGCL”), our Board must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The proposed amendment would expressly provide that the Board may amend the bylaws without stockholder approval by the affirmative vote of a majority of the directors then in office. The form of the Amended and Restated Certificate of Incorporation is attached as Annex B to this proxy statement.
Reasons for the Proposed Amendment
We believe that the majority of the publicly traded corporations incorporated in Delaware grant the right to amend bylaws to directors. In addition, our existing bylaws provide that our Board has the power to amend the bylaws, but in order to be binding under Delaware law, our Amended and Restated Certificate of Incorporation must also include such right. Our Board believes that having such authority to amend the bylaws without stockholder approval provides it with important flexibility to make amendments to the bylaws that the Board believes is in the best interests of the corporation and its stockholders.
Requiring stockholder approval of all bylaw amendments would impose an unnecessary administrative burden, expense and delay on the Company by requiring all amendments to wait until an annual meeting of the stockholders or the convening of a special meeting. As a result, important or necessary amendments to the bylaws may not be able to be made within the timeframe to serve the best interests of the Company and its stockholders. In considering and implementing amendments to the bylaws, our strong and independent Board must act in a manner consistent with its fiduciary duties owed to the Company and its stockholders.
In addition, our stockholders will still have the unfettered ability to amend our bylaws if the proposed amendment is approved.
Description of the Proposed Amendment
Our existing Certificate of Incorporation does not expressly address which corporate body has the power to adopt, amend or repeal the bylaws. Under Section 109 of the DGCL, that power is therefore currently reserved to our stockholders unless conferred upon the Board in the Certificate of Incorporation. The Amended and Restated Certificate of Incorporation would add a new provision expressly authorizing the Board to adopt, amend and repeal the bylaws. If this Proposal is approved by our stockholders, we expect to file the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable following the Meeting. The amendment will become effective upon such filing or at such later effective time as may be specified in the Amended and Restated Certificate of Incorporation.
Effects of the Amendment
If the Amended and Restated Certificate of Incorporation is approved and becomes effective: (i) the Board will have express authority under the Amended and Restated Certificate of Incorporation to adopt, amend and repeal the bylaws, in addition to the authority already provided by the DGCL; (ii) stockholders will continue to have the power to adopt, amend or repeal the bylaws by the required stockholder vote; and (iii) future bylaw amendments could be effected either by the Board or by the stockholders, subject to applicable law and any limitations set forth in the bylaws or the Amended and Restated Certificate of Incorporation.
The proposal does not affect the rights of stockholders with respect to voting on other matters, including future amendments to the Certificate of Incorporation that, under Delaware law or Nasdaq rules, require stockholder approval.

Required Vote
The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on such matter, in person or by proxy, is required for approval of the Charter Amendment Proposal. Abstentions are considered present for purposes of establishing a quorum but will have the effect of a vote against the Charter Amendment Proposal. There are no broker non-votes on this matter since it is a “routine” matter.
Recommendation of the Board
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE CHARTER AMENDMENT PROPOSAL

CORPORATE GOVERNANCE
Director Independence
Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board has determined that, Messrs. Shaked, Matheis and McGrath, and Ms. Karah are “independent directors” as defined in the Nasdaq Listing Rules and Rule 10A-3 promulgated under the Exchange Act.
Meetings of the Board
Our Board met telephonically 8 times during the fiscal year ended December 31, 2024 and also acted by unanimous written consent on 8 occasions. Each member of our then current Board was present for at least 88% or more of the Board meetings held.
Board Committees
Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.
Audit Committee
Our Audit Committee is comprised of Messrs. Shaked, McGrath and Matheis, each of whom is an independent director. Mr. McGrath is the Chairman of the Audit Committee. Mr. McGrath is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.
Our Audit Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee has a charter (which is reviewed annually) and performs several functions. The Audit Committee charter is available on our website at https://dariohealth.investorroom.com under the “For Investors-Corporate Governance” section. The Audit Committee:
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evaluates the independence and performance of, and assesses the qualifications of, our independent auditor and engage such independent auditor;

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approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approve in advance any non-audit service to be provided by our independent auditor;

•
monitors the independence of our independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

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reviews the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and reviews with management and our independent auditor the results of the annual audit and reviews of our quarterly financial statements; and

•
oversees all aspects our systems of internal accounting control and corporate governance functions on behalf of the Board.

The Audit Committee met telephonically on 4 occasions during the fiscal year ended December 31, 2024 and also acted by unanimous written consent on 8 occasions. Each of the members of the Audit Committee attended 100% of the meetings held by the Audit Committee during the time each director served as a member of the committee.
Compensation Committee
Our Compensation Committee is comprised of Messrs. Shaked, McGrath and Ms. Karah. Mr. McGrath is the Chairman of the Compensation Committee.
The Compensation Committee reviews or recommends the compensation arrangements for our management and employees and also assists our Board in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee has a charter (which is reviewed annually) and performs several functions. The Compensation Committee charter is available on our website at https://dariohealth.investorroom.com under the “For Investors-Corporate Governance” section.
The Compensation Committee has the authority to directly engage, at our expense, any compensation to consultants, or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation.
The Compensation Committee met telephonically on 1 occasion during the fiscal year ended December 31, 2024 and acted by unanimous written consent on 14 occasions.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is currently comprised of Messrs. Matheis and Shaked. Mr. Matheis is the Chairman of the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board for consideration. This committee also has the authority to oversee the hiring of potential executive positions in our company. The Nominating and Corporate Governance Committee operates under a written charter, which will be reviewed and evaluated at least annually.
For the fiscal year ended December 31, 2024, we did not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees for our Board. We have not received any recommendations from stockholders for Board nominees. All of the nominees for election at the Meeting are current members of our Board.
The Nominating and Corporate Governance Committee will review a reasonable number of candidates for director recommended by stockholders who satisfy the notice, information and consent provisions set forth in the Company’s bylaws. The Board will use the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. A stockholder wishing to formally nominate an individual for election to the Board must do so by following the procedures described in the Company’s bylaws. There has been no change to the procedures by which stockholders may recommend nominees to our Board. For information concerning stockholder proposals, see “Stockholder Proposals” below in this proxy statement.
The Board believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nomination and Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance.
The Nomination and Corporate Governance Committee acted by unanimous written consent on 1 occasion during the fiscal year ended December 31, 2024.
Each of the nominees for election at this Meeting was recommended to the Board by the Nominating and Corporate Governance Committee.
Board Leadership Structure and Role in Risk Oversight
Our Board’s, including our Audit and Compensation Committees’, as appropriate, role in risk oversight includes risk analysis and assessment in connection with each financial and business review, update and decision-making proposal and is an integral part of all Board deliberations. Each of our Board committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through committee reports. The Board incorporates the insight provided by these reports into its overall risk management analysis.
The Board’s role in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board providing oversight in connection with those efforts.
Code of Conduct
On May 15, 2022, our Board adopted our updated Code of Conduct which is available on our Internet website at https://dariohealth.investorroom.com/CorporateGovernance.
Procedures for Contacting Directors
The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or a specific director at any time by writing to: DarioHealth Corp., at 322 W. 57th St., New York, New York 10019, Attention: Chen Franco-Yehuda. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board.
Attendance at Special and Annual Stockholder Meetings
We encourage our directors to attend our special and annual stockholder meetings. Mr. Erez Raphael, our Chief Executive Officer and Chen Franco Yehuda, our Chief Financial Officer, Secretary and Treasurer, attended our last annual stockholder meeting.
Executive Compensation
The following table summarizes compensation of our named executive officers, as of December 31, 2023 and 2024.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)*		Bonus ($)		Stock Awards		Option Awards ($)**		Non-equity incentive plan compensation	Non-qualified incentive plan compensation	All Other Compensation ($)		Total ($)
Erez Raphael (Chief Executive Officer)	2024		$448,293(1)	$	—(2)		$1,344,000(3)		$—	—	—		$169,791(4)	$1,962,084
	2023		$446,307(1)		$101,939(2)	$	—(3)		$—	—	—		$173,941(4)	$722,187
Zvi Ben David (former Chief Financial Officer)	2024		$327,311(5)		—(6)		$672,000(7)		$—	—	—		$87,144(8)	$1,086,455
	2023		$243,419(5)		31,479(6)	$	—(7)		$—	—	—		$67,686(8)	$342,584
Richard Anderson (Former President)	2024		$345,000(9)		—(10)	$	—(11)		$962,250(12)	—	—		$59,074(12)	$1,366,324
	2023		$400,000(9)		80,000(10)	$	—(11)	$	—(12)	—	—		$56,648(12)	$536,648
Steven Nelson (Chief Commercial Officer)(20)	2024		$212,308(13)		$—		$—		$532,500(14)	—	—		$44,564(15)	$789,372
	2023	$	—(13)		$—		$—	$	—(14)	—	—	$	—(15)	$—
Tomer Ben Kiki (Former Chief Operations Officer)(20)	2024		$384,041(16)		$—		$—		$1,573,421(17)	—	—		$38,690(18)	$1,996,152
	2023	$	—(16)		$—		$—	$	—(17)	—	—	$	—(18)	$—

*
Certain compensation paid by the company is denominated in New Israeli Shekel (or the “NIS”). Such compensation is calculated for purposes of this table based on the annual average currency exchange for such period.

**
Amount shown does not reflect dollar amount actually received. Instead, this amount reflects the aggregate grant date fair value of each stock option granted in the fiscal years ended December 31, 2024, and December 31, 2023, computed in accordance with the provisions of ASC 718 “Compensation-Stock Compensation” (“ASC 718”). Assumptions used in accordance with ASC 718 are included in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”).

(1)
In accordance with his second amendment to the employment agreement with our company effective August 11, 2013, Mr. Raphael was initially entitled to a monthly salary of NIS 44,000. Since August 2013, the Compensation Committee has approved several increases to Mr. Raphael’s monthly salary, most recently on April 1, 2021, when his monthly salary was increased to NIS 137,466 (approximately $37,078 per month).

(2)
In March 2023, Mr. Raphael was paid a bonus of $101,939 for his performance during 2022.

(3)
On March 6, 2024, Mr. Raphael was granted 40,000 restricted shares of our common stock under our 2020 Equity Incentive Plan.

(4)
In addition to his salary, Mr. Raphael is entitled to receive a leased automobile and mobile phone during his employment as well as reimbursements for expenses accrued. These benefits, as well as other social benefits under Israeli law, are included as part of his “All Other Compensation.”

(5)
In accordance with his employment agreement with our company effective January 8, 2015, Mr. Ben David was initially entitled to a monthly salary and additional compensation (excluding social benefits under applicable Israeli law) of NIS 31,200 (approximately $8,415) for providing eighty percent of his working time to our company. Beginning on March 1, 2015, Mr. Ben David began working for us on a full-time basis pursuant to the terms of his employment agreement at which point Mr. Ben David’s salary was increased to NIS 39,000 (approximately $10,519 per month. Since March 2015, the Compensation Committee has approved several increases to Mr. Ben David’s salary, most recently on March 1, 2024, when his monthly salary was updated to NIS 105,000 (approximately $28,471).

(6)
In March 2023, Mr. Ben David was paid a bonus of $31,479 for his performance during 2022.

(7)
On March 6, 2024, Mr. Ben David was granted 20,000 restricted shares of our common stock under our 2020 Equity Incentive Plan.

(8)
In addition to his salary, Mr. Ben David is entitled to receive a mobile phone during his employment as well as reimbursements for expenses accrued. These benefits, as well as other social benefits under Israeli law, are included as part of his “All Other Compensation.”

(9)
In accordance with his employment agreement, effective in January 2020, Mr. Anderson was entitled to a monthly salary of $27,916.67. As of April 2022, Mr. Anderson was entitled to a monthly salary of $33,333.33.

(10)
In April 2023, Mr. Anderson was paid a bonus of $80,000 for his performance during 2022.

(11)
On March 6, 2024, Mr. Anderson was granted 37,500 options to purchase shares of our common stock under our 2020 Equity Incentive Plan, at an exercise price of $33.6 per share.

(12)
In addition to his salary, Mr. Anderson was entitled to participate in any and other benefit plans and programs that we may offer to our employees from time to time according to the terms of such plans and our practices and policies as well as reimbursements for expenses accrued. These benefits are included as part of his “All Other Compensation.”

(13)
In accordance with his employment agreement, effective in June 2024, Mr. Nelson was entitled to a monthly salary of $33,333.33.

(14)
On June 5, 2024, Mr. Nelson was granted 25,000 options to purchase shares of our common stock as an inducement grant pursuant to Nasdaq Listing Rule 5635 (c)(4), at an exercise price of $1.35 per share.

(15)
In addition to his salary, Mr. Nelson is entitled to participate in any and other benefit plans and programs we may offer to our employees from time to time according to the terms of such plans and the Company’s practices and policies as well as reimbursements for expenses accrued. These benefits are included as part of his “All Other Compensation.”

(16)
In accordance with his employment agreement, effective in February 2024, Mr. Ben-Kiki was entitled to a monthly salary of $35,417.

(17)
On February 15, 2024, Mr. Ben-Kiki was granted 35,898 options to purchase shares of our common stock as an inducement grant pursuant to Nasdaq Listing Rule 5635 (c)(4), at an exercise price of $51 per share. On November 4, 2024, Mr. Ben-Kiki was granted a Warrant to purchase 15,983 shares of our common stock at an exercise price of $18.95 per share.

(18)
In addition to his salary, Mr. Ben-Kiki was entitled to participate in any and other benefit plans and programs that we may offer to our employees from time to time according to the terms of such plans and our practices and policies as well as reimbursements for expenses accrued. These benefits are included as part of his “All Other Compensation.”

All compensation awarded to our executive officers was independently reviewed by our Compensation Committee.
Employment and Related Agreements
Except as set forth below, we currently have no other written employment agreements with any of our officers and directors. The following is a description of our current executive employment agreements:
Erez Raphael, Chief Executive Officer and a Member of the Board —  On August 30, 2013, LabStyle Innovation Ltd., our Israeli subsidiary, entered into an amendment to a Personal Employment Agreement with Mr. Raphael in connection with his August 2013 appointment as our President and Chief Executive Officer. Pursuant to the terms of his employment agreement as amended, Mr. Raphael is entitled to a monthly salary of NIS 137,466 (approximately $37,275) and a target bonus equal to 75% of his annual base salary.
On July 25, 2017, we, through our Israeli subsidiary, LabStyle Innovation Ltd., executed an Amended and Restated Employment Agreement with Mr. Raphael. Pursuant to the agreement, Mr. Raphael kept his monthly salary and shall be eligible for an annual bonus equal to up to 60% of his annual base salary. Mr. Raphael’s employment agreement expired on December 31, 2020. In the event Mr. Raphael’s employment agreement is terminated by us at will, by Mr. Raphael for good reason as provided thereby, or in conjunction with a change of control, Mr. Raphael shall be entitled to receive 24 months base salary and severance payment pursuant to applicable Israeli severance law, provided, however, that in the event such termination occurs during the final year of the term, or within the last 6 months of a renewal period of the term, Mr. Raphael shall be entitled to receive 12 months base salary and severance payment pursuant to applicable Israeli severance law. In the event the employment agreement is terminated by us for cause, Mr. Raphael will only be entitled to a severance pay under applicable Israeli severance law. Mr. Raphael’s employment agreement also includes a one-year non-competition and non-solicitation provision, certain confidentiality covenants and assignment of any of his company-related inventions. Under the terms of the agreement, Mr. Raphael is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, contributions to a manager’s insurance policy and study fund and car and mobile phone allowances. On February 12, 2020, we extended the term of Mr. Raphael’s employment to expire on December 31, 2022.
Chen Franco-Yehuda, Chief Financial Officer, Treasurer and Secretary — On April 18, 2025, the Board appointed Ms. Franco-Yehuda, as our Chief Financial Officer, Treasurer and Secretary. In connection with her appointment, we through our wholly owned subsidiary Labstyle Innovation Ltd., entered into an employment agreement and a standard indemnification agreement with Ms. Franco-Yehuda. Pursuant to the terms of her Employment Agreement, we agreed to pay Ms. Franco-Yehuda a monthly salary of NIS 82,000 (approximately $22,245), as well as a target bonus equal to a gross amount of up to six times her base salary, subject to meeting certain milestones as annually approved by the Compensation Committee and/or the Board.
Ms. Franco-Yehuda’s employment agreement may be terminated by either party at will upon 90 days prior written notice or terminated by us for cause, as defined under the employment agreement. In the event the employment agreement is terminated by us at will, Ms. Franco-Yehuda shall be entitled to receive a minimum of 90 days of severance plus any required severance payment pursuant to applicable Israeli severance law, including an adjustment period where she will continue to receive severance (whereby Ms. Franco will accrue one month of an adjustment period for each year of her employment, commencing as of April 27, 2025, but in no event will the adjustment period exceed six (6) months in the aggregate). In the event the employment agreement is terminated by the Company for cause, Ms. Franco-Yehuda will only be entitled to a severance pay under applicable Israeli severance law. In the event of a change of control of the Company, Ms. Franco-Yehuda will be entitled to a six (6) month adjustment period and a full acceleration of any unvested awards. The Employment Agreement also includes a twelve-month non-competition and non-solicitation provision, certain confidentiality covenants and assignment of any of her company-related inventions to the company. Under the terms of the Employment Agreement, Ms. Franco-Yehuda is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, contributions to a manager’s insurance policy and study fund and mobile phone allowances.
In addition, the agreed to issue Ms. Franco-Yehuda 25,000 restricted shares Common Stock, pursuant to our Amended and Restated 2020 Equity Incentive Plan, as amended. The restricted shares vest over three years, with one third of such shares vesting on April 27, 2026, and the remaining shares vesting in equal quarterly amounts.
Zvi Ben David, Former Chief Financial Officer, Treasurer and Secretary — On January 8, 2015, LabStyle Innovation Ltd., our Israeli subsidiary, entered into a Personal Employment Agreement with Mr. Ben David. Pursuant to the terms of his employment agreement, as amended, Mr. Ben David is entitled to a monthly salary of NIS 105,000 (approximately $28,471) and a target bonus equal to 40% of his base salary. Mr. Ben David’s employment agreement may be terminated by either party at will upon 90 days prior written notice or terminated by us for cause, as defined under the employment agreement. In the event the employment agreement is terminated by us at will, Mr. Ben David shall be entitled to receive 90 days of severance plus any required severance payment pursuant to applicable Israeli severance law. In the event the employment agreement is terminated by us for cause, Mr. Ben David will only be entitled to a severance pay under applicable Israeli severance law. The employment agreement also includes a twelve-month non-competition and non-solicitation provision, certain confidentiality covenants and assignment of any of his company-related inventions to the company. Under the terms of the employment agreement, Mr. Ben David is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, contributions to a manager’s insurance policy and study fund and mobile phone allowances. On April 18, 2025, the Company, through its wholly owned subsidiary Labstyle Innovation Ltd., executed a Termination of Employment and Separation Agreement with Mr. Ben David, pursuant to which Mr. Ben David’s position as Chief Financial Officer, Secretary and Treasurer, terminated effective May 15, 2025. Pursuant to the terms of the agreement, Mr. Ben-David will remain a member of our advisory board. We also agreed to pay Mr. Ben-David, in lieu of his notice period and accrued vacation, a reduced monthly payment of 52,500 NIS (approximately $14,266)

for the period from July 1, 2025 through December 31, 2025, and 47,775 NIS (approximately $12,982) for the period January 1, 2026 through October 31, 2027.
Steven Nelson, Chief Commercial Officer and President — On June 5, 2024, we appointed Mr. Nelson as our Chief Commercial Officer. In connection with Mr. Nelson’s appointment, we agreed to pay Mr. Nelson an annual base salary of $400,000. Mr. Nelson shall also be subject to a six-month non-competition and one-year non-solicitation provision, certain confidentiality covenants and assignment of any of his company-related inventions. Mr. Nelson will also be entitled to certain expense reimbursements and other standard benefits, including vacation and sick leave. In addition, Mr. Nelson will be entitled to receive an annual incentive bonus of up to $400,000, subject to certain milestones and performance targets. In conjunction with his appointment as Chief Commercial Officer, we agreed to issue Mr. Nelson a stock option to purchase up to 25,000 shares of common stock, with such shares vesting over three years, with one third of such shares vesting on June 1, 2025, and the remaining shares vesting in equal quarterly amounts. In addition, we agreed to issue Mr. Nelson a stock option to purchase 20,000 shares of common stock, of which 7,500 shares commence vest upon our achieving 92% of a targeted revenue amount for the year ended December 31, 2024, and the remaining balance of 12,500 shares if the annual revenue is 100% or more of a targeted amount, provided, however that such options shall be canceled if the annual revenue does not reach at least 92% of the targeted amount. We also agreed to issue Mr. Nelson a stock option to purchase 22,500 shares of common stock, for each of the years ending December 31, 2025, December 31, 2026 and December 2027, of which 7,500 shares commence vesting if the Company’s annual revenue is at least 92% of a targeted amount, 7,500 shares commence vesting if the Company’s annual revenue is 100% or more of the targeted amount and an additional 7,500 shares will commence vesting upon reaching certain annual goals as determined by the Board for such fiscal year, provided, however that such options shall be canceled if the annual revenue does not reach at least 92% of the targeted amount. Each of the performance options vests over a three-year period commencing on the first day of the following fiscal year to which such option relates, at the rate of 8.33% per quarter, at the last day of the relevant fiscal quarter. All options were granted as an inducement material to Mr. Nelson becoming an employee of the Company, in accordance with Nasdaq Listing Rule 5635(c)(4).
Richard Anderson, Former President and General Manager of North America — On January 7, 2020, we appointed Mr. Anderson as our President and General Manager of North America. In connection with Mr. Anderson’s appointment, we agreed to pay Mr. Anderson an annual base salary of $335,000. Mr. Anderson was also entitled to certain expense reimbursements and other standard benefits, including vacation and sick leave. On April 1, 2022, Mr. Anderson’s base salary was increased to $400,000. In addition, Mr. Anderson was entitled to receive an annual incentive bonus of up to $250,000, subject to certain milestones and performance targets. In addition, and in conjunction with his appointment as President and General Manager of North America, we agreed to issue Mr. Anderson a stock option to purchase up to 4,500 shares of common stock at an exercise price of $168.2 per share, subject to vesting. Mr. Anderson was also issued a stock option to purchase up to 4,500 shares of common stock at an exercise price of $168.2 per share, subject to vesting and the achievement of certain business revenue targets. In that regard, Mr. Anderson’s option will vest as follows: (i) 1,125 shares shall vest following fiscal year 2020 if our business-to-business revenues reach or exceed $6 million in the aggregate, or a pro-rated amount equal to the percentage achievement of such target, assuming the Company’s GAAP revenues in 2020 will reach at least $11 million in the aggregate; (ii) 1,125 shares shall vest following fiscal year 2021 if our business-to-business revenues reach or exceed $15 million in the aggregate, or a pro-rated amount equal to the percentage achievement of such target, assuming the Company’s GAAP revenues in 2021 will reach at least $19.5 million in the aggregate; (iii) 1,125 shares shall vest following fiscal year 2022 if our business-to-business revenues reach or exceed $40 million in the aggregate, or a pro-rated amount equal to the percentage achievement of such target, assuming the Company’s GAAP revenues in 2022 will reach at least $38 million in the aggregate; and (iv) 1,125 shares shall vest following fiscal year 2023 if our business-to-business revenues reach or exceed $80 million in the aggregate, or a pro-rated amount equal to the percentage achievement of such target, assuming the Company’s GAAP revenues in 2023 will reach at least $62 million in the aggregate. The performance options for 2020, 2021, 2022 and 2023 did not vest and have expired.
On May 30, 2024, we and Mr. Anderson, mutually agreed that Mr. Anderson would cease serving in his role as President of the Company and would continue as a consultant and member of our advisory board.
Tomer Ben-Kiki, Former Chief Operating Officer.   Mr. Ben-Kiki acted as the Company’s Chief Operating Officer between February 15, 2024, and August 7, 2024. Under Mr. Ben-Kiki’s employment agreement he was entitled to earn an annual salary of $212,000 for his work in the United States, and 65,000 NIS per month for his work in Israel. Mr. Ben-Kiki was also entitled to a bonus of up to 20% of his base salary, subject to certain performance objectives as defined by the Board. In addition, he was entitled to receive a stock option to purchase up to 50,898 shares of Common Stock, at an exercise price of $51 per share, which were granted as an inducement material to Mr. Ben-Kiki becoming an employee of the company, in accordance with Nasdaq Listing Rule 5635(c)(4). On August 7, 2024, we and Tomer Ben-Kiki, mutually agreed that Mr. Ben-Kiki would be relieved from his role as Chief Operating Officer and re-assigned to serve in a non-executive management role as our Chief Technology Officer. In connection with his departure from his role, we made a consulting agreement with Mr. Ben-Kiki.
Outstanding Equity Awards on December 31, 2024
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Zvi Ben David (Chief Financial Officer, Secretary and Treasurer)	1,392	—	—	$154.80	February 12, 2026

Richard Anderson (President and General Manager of North America)	4,500			$168.20	January 30, 2026
	4,583			$357.80	January 19, 2031
	5,625	1,125(1)		$143.80	May 18, 2032
	25,782	11,719(1)		$33.60	March 6, 2034
Steven Nelson (Chief Commercial Officer)		25,000(2)	—	$27	June 5, 2034

Tomer Ben-Kiki (Former Chief Operating Officer)	19,915	15,983(3)		$51	February 15, 2034

Total Option Shares	61,797	53,827

(1)
Vests in 12 equal quarterly installments over a three-year period.

(2)
One third vests after one year followed by 8 equal quarterly amounts over the following two years.

(3)
Unvested options were cancelled.

We do not have any formal policy that requires us to grant, or avoid granting, equity-based compensation at certain times. We do not grant equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, and do not time the public release of such information based on award grant dates. The timing of any equity grants to executive officers or directors in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date).
During the year ended December 31, 2024, there were no equity grants made to our executive officers during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the Securities and Exchange Commission that were likely to result in changes to the price of our common stock, and do not time the public release of such information based on award grant dates.

Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our CEO and our other Named Executive Officer (“NEO”) and certain financial performance of the Company for each of the fiscal years ended December 31, 2023, and 2024.
Fiscal Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO	Summary Compensation Table Total for Other NEOs	Compensation Actually Paid to Other NEOs	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (Loss)
2024	$1,962,084	$1,678,609	$5,238,304	$3,782,931	$45.70	$(42,747,000)
2023	$722,187	$274,283	$879,232	$576,066	$40.13	$(59,427,000)
Compensation actually paid to our Chief Executive Officer represents the total compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:
Adjustments to Determine Compensation “Actually Paid” to our Chief Executive Officer	2024	2023
Total Compensation in the Summary Compensation Table	$1,962,084	$722,187
Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	(1,344,000)	—
Deduction for Amounts Reported under “Option Awards” Column in the Summary Compensation Table	—	—
Increase for Fair Value of Awards Granted During Fiscal Year that Remain Unvested as of Year End, Determined as of Applicable Fiscal Year End	157,220	—
Increase for Fair Value of Awards Granted During Fiscal Year that Vested during Applicable Fiscal Year, Determined as of Vesting Date	903,305	—
Increase/deduction for Awards Granted During Prior Fiscal Year that were Outstanding and Unvested as of Applicable Fiscal Year End	—	(351,996)
Increase/deduction for Awards Granted During Prior Fiscal Year that Vested During Applicable Fiscal Year	—	(95,908)
Total Adjustments	(283,475)	(447,904)
Compensation Actually Paid to the CEO	$1,678,609	$274,283
Adjustments to Determine Compensation “Actually Paid” to our Other Named Executive Officers	2024	2023
Total Compensation in the Summary Compensation Table	$5,238,304	$879,232
Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	(672,000)	—
Deduction for Amounts Reported under “Option Awards” Column in the Summary Compensation Table	(3,068,171)	—
Increase for Fair Value of Awards Granted During Fiscal Year that Remain Unvested as of Year End, Determined as of Applicable Fiscal Year End	596,365	—
Increase for Fair Value of Awards Granted During Fiscal Year that Vested during Applicable Fiscal Year, Determined as of Vesting Date	1,688,434	—
Increase/deduction for Awards Granted During Prior Fiscal Year that were Outstanding and Unvested as of Applicable Fiscal Year End	—	(157,758)
Increase/deduction for Awards Granted During Prior Fiscal Year that Vested During Applicable Fiscal Year	—	(145,408)
Total Adjustments	(1,455,373)	(303,166)
Compensation Actually Paid to our other Named Executive Officers	$3,782,931	$576,066

Relationship Between Financial Performance Measures
The relationships between the compensation actually paid to our CEO and the compensation actually paid to our other NEOs, with (i) our cumulative total shareholder return (“TSR”), and (ii) our net income (loss), in each case, for the fiscal years ended December 31, 2024, and 2023 is described as follows:
From 2023 to 2024, the compensation actually paid to our Chief Executive Officer increased by approximately 512%, from $274,283 to $1,678,609. From 2023 to 2024, the compensation actually paid to our other Named Executive Officers, including Richard Anderson, Zvi Ben-David, Steven Nelson and Tomer Ben Kiki, increased by approximately 557%, from $576,066 to $3,782,931. Over this same period, the Company’s TSR decreased by approximately 54.30% from $100 to $45.70. Our cumulative TSR for the two-years period ended December 31, 2024, was $18.37. Our net loss decreased by 28.1%, from approximately $(59,427,000) to $(42,747,000), due largely to the increase in our gross profit.
Non-Employee Director Remuneration Policy
In March 2013, our Board adopted the following non-employee director remuneration policy:
Cash Awards
Our non-employee directors (currently Messrs. Shaked, Matheis, McGrath, Leisure, Stern and Ms. Karah) will receive the following cash payments for each fiscal year: (i) $50,000 per year, to be paid quarterly in arrears and (ii) $20,000 for Board committee service, to be paid quarterly in arrears. Commencing the second quarter of 2024 Messrs Shaked, Mathies, Stern and Ms. Karah have waived their cash compensation.
Stock and Option Awards
On March 6, 2024, the Compensation Committee approved the following issuances, each was done under our 2020 Equity Incentive Plan: (i) 4,500 restricted shares of our common stock to Mr. Shaked; (ii) 4,000 restricted shares of our common stock to Mr. McGrath; and (iii) 3,500 restricted shares of our common stock to each of Ms. Karah, Mr. Matheis, Mr. Stern and Mr. Leisure.
On February 24, 2025, our Compensation Committee approved to accelerate the vesting of 1,750 restricted shares of our common stock as well as approved the grant of 1,500 restricted shares of Common Stock to Mr. Leisure.
Mr. Leisure is also a Member of NearWater Growth, LLC (“NearWater”), which has provided investment and business consulting services to the Company since 2021 pursuant to a consulting agreement, as amended, by and between the Company and NearWater effective as of September 3, 2021, or the Consulting Agreement. As remuneration for such services, we agreed to pay NearWater a monthly cash retainer upon the successful completion of an equity financing resulting in gross proceeds in excess of $25 million and we further agreed to issue NearWater shares of Common Stock as equity compensation if certain milestones are met such as NearWater introducing entities to us for acquisition or partnership purposes, provided certain revenue milestones are met. Further, the Consulting Agreement provides for the payment to NearWater of 7,500 shares of Common Stock which shall vest quarterly over a four-year period. To date, NearWater has received approximately 12,900 shares of Common Stock and common stock purchase warrants to purchase up to 6,250 shares of common stock, of which 1,250 were expired as of the Record Date. On February 24, 2025, NearWater and we entered into a Second Amendment to the Consulting Agreement pursuant to which we agreed to pay NearWater a monthly retainer of $10,000. Mr. Leisure has an interest in, and will receive, the compensation due to NearWater.
On September 11, 2025, the Compensation Committee approved the following issuances, each was done under our 2020 Equity Incentive Plan: 20,000 restricted shares of our common stock to each of Mr. Shaked, Ms. Karah, Mr. Matheis, Mr. McGrath, Mr. Stern and Mr. Leisure. The restricted share vest on the last day of the second-year anniversary after the grant date.

Compensation Committee Review
The Compensation Committee shall, if it deems necessary or prudent in its discretion, reevaluate and approve in January of each such year (or in any event prior to the first Board meeting of such fiscal year) the cash and equity awards (amount and manner or method of payment) to be made to non-employee directors for such fiscal year. In making this determination, the Compensation Committee shall utilize such market standard metrics as it deems appropriate, including, without limitation, an analysis of cash compensation paid to independent directors of our peer group.
The Compensation Committee shall also have the power and discretion to determine in the future whether non-employee directors should receive annual or other grants of options to purchase shares of common stock or other equity incentive awards in such amounts and pursuant to such policies as the Compensation Committee may determine utilizing such market standard metrics as it deems appropriate, including, without limitation, an analysis of equity awards granted to independent directors of our peer group.
Participation of Employee Directors; New Directors
Unless separately and specifically approved by the Compensation Committee in its discretion, no employee director of our company shall be entitled to receive any remuneration for service as a director (other than expense reimbursement as per prevailing policy).
New directors joining our Board shall be entitled to a pro-rated portion (based on months to be served in the fiscal year in which they join) of cash and stock option or other equity incentive awards (if applicable) for the applicable fiscal year at the time they join the Board.
Prior Awards to Management
On November 4, 2024, our Compensation Committee approved amendments to certain previously issued awards of restricted shares of common stock in the aggregate amount of 3,438 and 12,500 shares of common stock, respectively, granted to Mr. Erez Raphael, our Chief Executive Officer, and Mr. Zvi Ben David, our Chief Financial Officer, in the aggregate amount of 1,188 and 6,250 shares of common stock, respectively, on May 18, 2022 and March 6, 2024 (collectively, the “Prior Awards”) to permit an immediate acceleration of the unvested portion of the Prior Awards in the event of change in control of the Company.
On April 18, 2025, our Compensation Committee approved the issuance of 25,000 restricted shares of the Company’s common stock, to Ms. Chen Franco-Yehuda, pursuant to our Amended and Restated 2020 Equity Incentive Plan, as amended. The restricted shares vest over three years, with one third of such shares vesting on April 27, 2026, and the remaining shares vesting in equal quarterly amounts.
On September 11, 2025, our Compensation Committee approved the following issuance, pursuant to our Amended and Restated 2020 Equity Incentive Plan, as amended: (i) 5,000 restricted shares of the Company’s common stock to Ms. Chen Franco-Yehuda; (ii) 60,000 restricted shares of the Company’s common stock to Mr. Raphael. The restricted shares vest in two equal installments on the last day of each successive annual anniversary after the grant date over a two-year period; and (iii) 30,000 restricted shares of the Company’s common stock to Mr. Nelson. The restricted share vest on the last day of the second-year anniversary after the grant date.

Summary Director Compensation Table
The following table summarizes the annual compensation paid to our non-employee directors for the fiscal year ended December 31, 2024:
Name and Principal Position	Year	Fees Paid or Earned in Cash ($)	Stock Awards	Option Awards ($)*		Non-equity incentive plan compensation	Non- qualified deferred compensation earnings	All other compensation ($)	Total ($)
Dennis McGrath	2024	$70,000	$134,400(1)	$	—(2)	$—	$—	$—	$204,400
Jon Kaplan(13)	2024	$12,500	$117,600(3)	$	—(4)	$—	$—	$—	$130,100
Dennis Matheis	2024	$17,500	$117,600(5)	$	—(6)	$—	$—	$—	$135,100
Hila Karah	2024	$17,500	$117,600(7)	$	—(8)	$—	$—	$—	$135,100
Yoav Shaked	2024	$17,500	$151,200(9)	$	—(10)	$—	$—	$—	$168,700
Adam Stern	2024	$12,500	$117,600(11)	$	—(12)	$—	$—	$—	$130,100

*
Amount shown does not reflect dollar amount actually received. Instead, this amount reflects the aggregate grant date fair value of each stock option granted in the fiscal year ended December 31, 2024, computed in accordance with the provisions of ASC 718. Assumptions used in accordance with ASC 718 are included in Note 9 to our consolidated financial statements included in the Annual Report.

(1)
7,738 stock awards are outstanding as of December 31, 2024.

(2)
No option awards are outstanding as of December 31, 2024.

(3)
3,500 stock awards are outstanding as of December 31, 2024.

(4)
No option awards are outstanding as of December 31, 2024.

(5)
5,131 stock awards are outstanding as of December 31, 2024.

(6)
2,750 option awards are outstanding as of December 31, 2024.

(7)
10,938 stock awards are outstanding as of December 31, 2024.

(8)
No option awards are outstanding as of December 31, 2024.

(9)
12,695 stock awards are outstanding as of December 31, 2024.

(10)
No option awards are outstanding as of December 31, 2024.

(11)
8,918 stock awards are outstanding as of December 31, 2024.

(12)
No option awards are outstanding as of December 31, 2024.

(13)
Mr. Kaplan resigned from the Board on February 23, 2025.

REPORT OF THE AUDIT COMMITTEE
In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2024; (2) discussed with the Auditors the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board (the “PCOAB”) and the SEC; (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the standards of the PCOAB regarding the independent accountant’s communications with the Audit Committee concerning independence, and have discussed with the independent accountant the independent accountant’s independence; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.
Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
By the Audit Committee of the
Board of DarioHealth Corp.
Dennis M. McGrath, Chairman
Yoav Shaked
Dennis Matheis

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS
The following table sets forth information regarding the beneficial ownership of our Common Stock as of December 22, 2025, by each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, each of our named executive officers and directors; and all of our executive officers and directors as a group.
The following table shows the amount of our Common Stock beneficially owned as of December 22, 2025, by (i) each person or group as those terms are used in Section 13(d)(3) of the Exchange Act, believed by us to beneficially own more than 5% of our Common Stock, (ii) each of our named executive officers and directors, and (iii) all our executive officers and directors as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned(1)
Officers and Directors
Erez Raphael(2)	99,326	1.47%
Chen Franco-Yehuda(3)	—	—
Steven Nelson(4)	17,251	*
Dennis Mathies(5)	10,471	*
Dennis McGrath(6)	6,738	*
Lawrence Leisure(7)	17,900	*
Hila Karah(8)	10,965	*
Yoav Shaked(9)	13,665	*
Adam Stern(10)	60,565	*
All Executive Officers and Directors as a group (10 persons)	236,881	3.5%
5% Stockholders
Nantahala Capital Management LLC(11)	675,165	9.9%
Tasso Partners, LLC(12)	675,165	9.9%
Craig Kallman 2015 Living Trust(13)	675,165	9.9%

*
Less than 1%

(1)
Percentage ownership is based on 6,758,412 shares of our Common Stock outstanding as of December 22, 2025 and, for each person or entity listed above, warrants or options to purchase shares of our Common Stock which are exercisable within 60 days of such date.

(2)
Includes 74,408 vested restricted shares. Also includes 1,894 shares of our Common Stock, held by Dicilyon Consulting and Investment Ltd. Erez Raphael is the natural person with voting and dispositive power over our securities held by Dicilyon Consulting and Investment Ltd. The address of Dicilyon Consulting and Investment Ltd. is 10 Nataf St., Ramat Hasharon 4704063, Israel.

(3)
Excludes 30,000 restricted shares which are not vested.

(4)
Excludes 30,000 restricted shares and 12,500 options which are not vested.

(5)
Includes 2,750 vested options to purchase Common Stock and 3,506 vested restricted shares.

(6)
Includes 7,231 vested restricted shares.

(7)
Includes 12,900 vested restricted shares and warrants to purchase 5,000 shares.

(8)
Includes 8,508 vested restricted shares.

(9)
Includes 8,331 vested restricted shares. to the extent of his pecuniary interest therein.

(10)
Includes 33,133 vested restricted shares. Includes warrants exercisable into 25,385 shares of Common Stock.

(11)
Based on information contained in Form 13G/A filed with the SEC on November 14, 2025, and data provided by the holder. Includes (i) 563,233 shares of Common Stock, subject to a contractual beneficial ownership limitation of 9.99% and (ii) 1,036,354 pre-funded warrants to purchase Common Stock and excludes 121,238 shares of Common Stock issuable pursuant to a lock up agreement.

(12)
Based on information contained in Form 13G/A filed with the SEC on November 12, 2025, and data provided by the holder. Includes (i) 612,558 shares of common stock and (i) pre-funded warrants exercisable into 1,113,078 shares of common stock which contain a contractually stipulated 9.99% ownership restriction and which are beneficially owned by Dana Carrera, which is the trustee of GCL Family Trust, and included pursuant to Rule 13d-3(d)(1)(i) of the Exchange Act, as amended, and excludes 75,250 shares of Common Stock issuable pursuant to a lock up agreement.

(13)
Based on information contained in Form 13G filed with the SEC on December 16, 2025, and data provided by the holder. Includes (i) 604,803 shares of common stock held by the Reporting Person, and (ii) pre-funded warrants exercisable into 124,031 shares of common stock, which contain a contractually stipulated 9.99% ownership restriction (and which are beneficially owned by Craig Kallman, who is the trustee of Craig Kallman 2015 Living Trust), and included pursuant to Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended.

Stockholder Communications
Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Chen Franco-Yehuda. Ms. Franco-Yehuda will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.
Additional Information
In addition, we are subject to certain informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this proxy statement should contact Chen Franco-Yehuda, Chief Financial Officer of the Company, at 322 W. 57th St New York, New York 10019.

STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be included in the Company’s proxy statement and form of proxy for use in connection with the Company’s 2027 Annual Meeting of Stockholders must be received by the Company’s Secretary at the Company’s principal executive offices at 322 W. 57th St., New York, New York 10019 and/or via electronic mail to ir@dariohealth.com, not less than 90 days nor more than 120 days prior to the annual meeting of stockholders and must otherwise satisfy the procedures contained in the Company’s bylaws or as prescribed by Rule 14a-8 under the Exchange Act.
Stockholder proposals with respect to director nominees for use in connection with the Company’s 2027 Annual Meeting of Stockholders must be received by the Company’s Secretary at the Company’s principal executive offices at not less than 60 days before the date of the annual meeting of stockholders. A stockholder wishing to formally nominate an individual for election to the Board must do so by following the notice, information and consent provisions described in the Company’s bylaws. In that regard, the stockholder must set forth the (a) the name, age, business address and the primary legal residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of capital stock of the Company which are owned directly or indirectly of record and directly or indirectly beneficially owned by the nominee and each of its affiliates (within the meaning of Rule 144 under the Securities Act of 1933, as amended), including any shares of the Company owned or controlled via derivatives, hedged positions and other economic and voting mechanisms, (d) any material agreements, understandings or relationships, including financial transactions and compensation, between the nominating stockholder and the proposed nominees, and (e) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies in a contested election of such nominees. The Board will use the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. There has been no change to the procedures by which stockholders may recommend nominees to our Board.
It is suggested that any such proposals be submitted by certified mail, return receipt requested.
If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as the Board may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

HOUSEHOLDING OF MEETING MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement. If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the address shown on the first page of this proxy statement or by phone at (646) 665-4667.

OTHER MATTERS
As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.
IF YOU HAVE NOT VOTED BY INTERNET, PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.
By order of the Board,
/s/ Erez Raphael Erez Raphael Chief Executive Officer
New York, New York
December 22, 2025

Annex A
2020 Equity Incentive Plan
DarioHealth Corp.
2020 Equity Incentive Plan
Amended and Restated on            , 2025
1.   Purposes.
(a)   Eligible Recipients.   The persons eligible to receive awards hereunder are the Employees, Directors and Consultants of the Company and its Affiliates.
(b)   Available Awards.   The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of: (i) Incentive Stock Options; (ii) Non statutory Stock Options; (iii) Stock Grants (with restrictions, Restricted Stock); and (iv) Restricted Stock Units.
(c)   General Purpose.   The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.
2.   Definitions.   The following capitalized terms have the following meanings. Other capitalized terms are defined elsewhere herein.
(a)   “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest as determined by the Committee in its discretion. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.
(b)   “Award” means an award of any Option, Stock Grant, Restricted Stock, or RSU granted under the Plan or any Sub Plan.
(c)   “Award Agreement” means an Option Agreement, Restricted Stock Award Agreement, or RSU Agreement.
(d)   “Board” means the Board of Directors of the Company. If a Committee has been appointed to administer this Plan, references herein to the term “Board” shall apply to such Committee to the extent such Committee has been delegated authority over the applicable subject matter.
(e)   “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York City, New York are authorized or obligated by federal law or executive order to be closed.
(f)   “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise (i) if the Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of “cause,” the definition contained therein or (ii) if no such agreement exists, or if such agreement does not define “cause:” (A) conviction of, or plea of guilty or no contest to, any felony or any crime involving moral turpitude or dishonesty or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (B) participation in a fraud, misappropriation, or embezzlement of Company and/or its Affiliate funds or property or act of dishonesty against the Company and/or its Affiliate; (C) material violation of any rule, regulation, policy, or plan for the conduct of (as the case may be) any director, officer, employee, member, manager, consultant, or service provider of or to the Company or its Affiliates or its or their business (which, if curable, is not cured within five (5) Business Days after notice thereof is provided to the Participant); (D) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (E) gross negligence or willful misconduct with respect to the Company or an Affiliate; (F) material violation of U.S. state, federal, or other applicable (including non-U.S.) securities laws; or (G) material breach of Participant’s Proprietary Information and Inventions Agreement.
(g)   “Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:
(i)   An acquisition (whether directly from the Company or otherwise) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Voting Securities.
(ii)   The individuals who constitute the members of the full Board of Directors of the Company cease, by reason of a financing, merger, combination, acquisition, takeover, or other non-ordinary course transaction affecting the Company, to constitute at least fifty-one percent (51%) of the members of the full Board of Directors of the Company; or
(iii)   Approval by the full Board of Directors of the Company and, if required, stockholders of the Company of, or execution by the Company of any definitive agreement with respect to, or the consummation of (it being understood that the mere execution of a term sheet, memorandum of understanding, or other non-binding document shall not constitute a Change of Control):
(A)   A merger, consolidation, or reorganization involving the Company, where either or both of the events described in clauses (i) or (ii) above would be the result;
(B)   A liquidation or dissolution of or appointment of a receiver, rehabilitator, conservator, or similar person for, or the filing by a third party of an involuntary bankruptcy against, the Company; or
(C)   An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary of the Company).
(h)   “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Any reference to a section of the Code shall be deemed to include any regulations promulgated thereunder.
(i)   “Committee” means a committee of members of the Board appointed by the Board in accordance with the provisions of Section 3(c) to administer this Plan.
(j)   “Common Stock” means the common stock, par value $0.0001 of the Company.
(k)   “Company” means DarioHealth Corp., a Delaware corporation, and any successor thereto.
(l)   “Consultant” means any person, including an advisor engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services.
(m)   “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director, or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant, or Director or a change in the entity for which the Participant renders such service; provided, that, there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave, relocation, or any other personal or family leave of absence.
(n)   “Director” means a member of the Board.
(o)   “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option, the term Disability shall have the meaning ascribed to it in

Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.
(p)   “Employee” means any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code (an “ISO Entity”).   Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate for Incentive Stock Option purposes.
(q)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)   “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows.
(i)   If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the Nasdaq Stock Market, or quoted on a national exchange or other recognized securities quotation system (such as the OTC Bulletin Board/OTCQB Market), the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange, market, or quotation system (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination (or the closing price on the date immediately preceding such date if no sales activity occurred on the day of determination), as reported by Bloomberg or such other source as the Board deems reliable.
(ii)   In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board and such determination shall be conclusive and binding on all persons; provided, that, (A) with respect to Options that are Incentive Stock Options, the Board shall make such determination in accordance with the provisions of Section 422 of the Code and subject to all applicable regulations and any other applicable guidance promulgated pursuant thereto; (B) with respect to Options that are not Incentive Stock Options, the determination shall be in accordance with and applicable to regulations under Section 409A of the Code and any other applicable guidance promulgated pursuant thereto.
(s)   “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(t)   “Non-Employee Director” means a Director who either: (i) is not a current Employee or Officer of the Company or its Parent or a Subsidiary, does not receive compensation (directly or indirectly) from the Company or its Parent or a Subsidiary for services rendered as a Consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(u)   “Non statutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option and does not meet the requirements of, and is not governed by, the rules of Sections 421 through 424 of the Code.
(v)   “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(w)   “Option” means an Incentive Stock Option, a Non statutory Stock Option, or any other option granted pursuant to the Plan or any Sub Plan.
(x)   “Option Award” means an award of any Option granted under the Plan or any Sub Plan.

(y)   “Option Agreement” means an agreement between the Company and an Option holder evidencing the terms and conditions of an individual Option Award. Each Option Agreement shall be subject to the terms and conditions of the Plan.
(z)   “Option holder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(aa)   “Parent” means any corporation (other than the Company) in an unbroken chain of corporations or other entities ending with the Company, if each of the corporations or other entities (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation or other entity that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
(bb)   “Participant” means a person to whom an award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding award.
(cc)   “Plan” means this 2020 Equity Incentive Plan, as amended and in effect from time to time.
(dd)   “Restricted Stock” means an award of shares of Common Stock subject to restrictions.
(ee)   “Restricted Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Restricted Stock. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.
(ff)   “Restricted Stock Units” or “RSUs” means an award that may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Committee and that may be settled for cash, shares of Common Stock, or other securities or a combination of cash, shares of Common Stock, or other securities as established by the Committee.
(gg)   “RSU Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award of Restricted Stock Units. Each RSU Agreement shall be subject to the terms and conditions of the Plan.
(hh)   “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(ii)   “Securities Act” means the Securities Act of 1933, as amended.
(jj)   “Stock Grant” means an award of shares of Common Stock.
(kk)   “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations or other entities beginning with the Company, if each of the corporations or other entities other than the last corporation or entity in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations or entities in such chain. A corporation or other entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
(ll)   “Sub Plan” means any sub plan subject to the terms of the Plan.
(mm)   “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of an ISO Entity.
3.   Administration.
(a)   Administration by the Committee.   The Committee shall administer the Plan unless the Board provides otherwise. Any interpretation of the Plan by the Committee and any decision by the Committee under the Plan shall be final and binding on all persons.
(b)   Powers of the Committee.   The Committee shall have the power, subject to and within the limitations of, the express provisions of the Plan:

(i)   to determine from time to time which of the persons eligible under the Plan shall be granted awards; when and how each award shall be granted; what type or combination of types of award shall be granted; the provisions and terms of each award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to an award; the number of shares of Common Stock with respect to which an award shall be granted to each such person; and to prescribe the terms and conditions of each award, including, without limitation, the exercise price and medium of payment (including Options exercisable via “cashless exercise”) and vesting provisions, as appropriate, and to specify the provisions of the award relating to such grant;
(ii)   to construe and interpret (A) the Plan and apply its provisions and (B) awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;
(iii)   to promulgate, amend and rescind rules and regulations relating to the administration of the Plan or an Award;
(iv)   to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(v)   to determine whether each Option is to be an Incentive Stock Option or a Non statutory Stock Option;
(vi)   to amend any outstanding award, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an award, such amendment shall also be subject to the Participant’s consent;
(vii)   to determine the duration and purpose of leaves of absences that may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;
(viii)   to make decisions with respect to outstanding awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;
(ix)   to exercise discretion to make any and all other determinations that it determines to be necessary or advisable for the administration of the Plan; and
(x)   generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.
(c)   Delegation to Committee.
(i)   General.   The Plan shall be administered by a committee or committees of one (1) or more members of the Board (subject to the provisions of Section 3(c)(ii) below), and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have, in connection with the administration of the Plan, the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two (2) members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
(ii)   Committee Composition when Common Stock is Publicly Traded.   At such time as the Common Stock is publicly traded, unless otherwise determined by the Board not to comply with the exemption requirements of Rule 16b-3 or the rules of the applicable trading market on which the Common Stock is then traded, a Committee shall consist solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may delegate to a committee of one (1) or more members of the Board who are not Non-Employee Directors the authority to grant awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an award is not validly granted under the Plan in the event awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two (2) or more Non-Employee Directors.
4.   Shares Subject to the Plan.
(a)   Share Reserve.   The Committee is authorized to grant awards to acquire an aggregate number of shares of Common Stock, with the current amount of such shares equal to an aggregate of 1,394,883 shares of Common Stock and an increase to such amount for each of the calendar years ending on December 31, 2026, December 31, 2027, December 31, 2028, December 31, 2029 and December 31, 2030 by an additional number of shares of Common Stock equal to six percent (6%) of the number of shares of Common Stock issued and outstanding on a Fully Diluted Basis on the immediately preceding December 31. For purposes of this Section 4(a), the term “Fully Diluted Basis” means all issued and outstanding share capital (where options shall be deemed outstanding share capital until exercised) and all rights to acquire share capital including, without limitation, all securities convertible or exercisable into shares of Common Stock being deemed so converted and exercised, the conversion of any convertible stockholder loans into share capital, with all outstanding warrants, options, or any other right granted by the Company to receive shares of the Company’s share capital being deemed exercised in full. Notwithstanding the foregoing, the maximum number of shares that may be subject to Incentive Stock Options granted under the Plan shall be 150,000, subject to adjustment as provided in Section 11. Shares of Common Stock with respect to which awards may be granted hereunder are subject to adjustment as set forth in Section 11 herein.
(b)   Reversion of Shares to the Share Reserve.   If any award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such award shall revert to the Plan and again become available for issuance under the Plan; provided, however, that in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code. Notwithstanding anything to the contrary contained herein, shares subject to an award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (i) shares tendered in payment of an Option or (ii) shares delivered or withheld by the Company to satisfy any tax withholding obligation.
Any shares of Common Stock subject to an award that is canceled, forfeited (including as the result of shares of Common Stock subject to the award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan.
(c)   Source of Shares.   The shares of Common Stock subject to the Plan may be, in whole or in part, authorized and unissued shares, treasury shares, or shares reacquired by the Company in any manner.
(d)   Adjustment Provision.   Each reference to a number of shares of Common Stock in this Section 4 shall be subject to adjustment in accordance with the provisions of Section 11.
5.   Eligibility.
(a)   Eligibility for Specific Awards.   Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.
(b)   Ten Percent Stockholders.   A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market

Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
(c)   Consultants.
(i)   A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (A) that such grant (I) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (II) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (B) that such grant complies with the securities laws of all other relevant jurisdictions.
(ii)   As of April 7, 1999, Rule 701 and Form S-8 generally are available to Consultants and advisors only if: (A) they are natural persons; (B) they provide bona fide services to the issuer, its Parents, its majority-owned Subsidiaries, or majority-owned Subsidiaries of the issuer’s Parent; and (C) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.
6.   Option Provisions.
Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate and set forth in the Option Agreement approved by the Committee. All Options shall be separately designated as Incentive Stock Options or Non statutory Stock Options of U.S. Participants or 3(i) Options and Options granted under Section 102 of the Ordinance (as defined under the applicable Sub Plan) for Israeli Participants at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code; provided, that, any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Non statutory Stock Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions.
(a)   Procedure for Exercise.   An Option shall be deemed exercised when the Company receives (i) written or electronic notice of exercise in accordance with the Option Agreement from the person entitled to exercise the Option and (ii) full payment for the shares with respect to which the Option is exercised, together with any applicable withholding taxes. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Option Agreement and the Plan. The exercise price shall be denominated in the currency of the primary economic environment of, either the Company or the Participant (that is the functional currency of the Company or the currency in which the Participant is paid), as determined by the Company.
(b)   Term.   Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted, or the date set forth at the Option Agreement, as earlier.
(c)   Exercise Price of an Incentive Stock Option.   Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted or such other amount as may be required pursuant to the Code. Notwithstanding the foregoing, an Incentive Stock Option may have an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d)   Exercise Price of a Non statutory Stock Option.   The exercise price of each Non statutory Stock Option granted shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Non statutory Stock Option may have an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.
(e)   Consideration.   The exercise price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations as follows:
(i)   In cash and/or check payable to the order of the Company at the time the Option is exercised.
(ii)   At the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of a Non statutory Stock Option), (A) by delivery to the Company of other Common Stock; provided, that, (I) the method of payment is then permitted under applicable law, (II) the Common Stock, if acquired directly from the Company, was owned by the Participant for a minimum period of time, if any, as may be established by the Committee in its sole discretion and (III) the Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements, or (B) in any other form of legal consideration that may be acceptable to the Committee.
(iii)   By payment in cash or by check, payable to the order of the Company, of the par value of the Common Stock to be acquired and by payment of the balance of the exercise price in whole or in part by delivery of the Participant’s recourse promissory note, in a form specified by the Committee and to the extent consistent with applicable law, secured by the Common Stock acquired upon exercise of the Option and such other security as the Committee may require.
(iv)   Except as may otherwise be provided in the applicable Option agreement or as approved by the Committee, in its sole discretion, by (A) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding.
(v)   In the case of a Non statutory Stock Option, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (A) the number of shares underlying the portion of the Option being exercised less (B) such number of shares as is equal to (I) the aggregate exercise price for the portion of the Option being exercised divided by (II) the value of the Common Stock on the date of exercise and, at the election of the Participant, less (C) such number of shares as is equal to the withholding obligation (if any).
(vi)   By any combination of the above permitted forms of payment.
(f)   Transferability of an Incentive Stock Option.   An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Option holder only by the Option holder. Notwithstanding the foregoing, the Option holder may, by delivering notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Option holder, shall thereafter be entitled to exercise the Option.
(g)   Transferability of a Non statutory Stock Option.   A Non statutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Non statutory Stock Option does not provide for transferability, then the Non statutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Option holder only by the Option holder. Notwithstanding the foregoing, the Option holder may, by delivering notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Option holder, shall thereafter be entitled to exercise the Option.
(h)   Vesting Generally.   An Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary.
(i)   Termination of Continuous Service.   In the event an Option holder’s Continuous Service terminates (other than upon the Option holder’s death or Disability or as a result of termination for Cause), and unless otherwise specified in the applicable Option Agreement, the Option holder may exercise his or her Option (to the extent that the Option holder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Option holder’s Continuous Service (or such shorter period specified in the Option Agreement or such different period as the Committee may prescribe) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Option holder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.
(j)   Extension of Termination Date.   An Option holder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Option holder’s Continuous Service (other than upon the Option holder’s death or Disability or as a result of termination for Cause) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(b) or (ii) the expiration of a period of three (3) months after the termination of the Option holder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.
(k)   Disability of Option holder.   Unless otherwise provided in its Option Agreement, in the event that an Option holder’s Continuous Service terminates as a result of the Option holder’s Disability, the Option holder may exercise his or her Option (to the extent that the Option holder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such shorter period specified in the Option Agreement or such longer period as specified in the Option Agreement and approved by the Board) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Option holder does not exercise his or her Option within the time specified herein, the Option shall terminate.
(l)   Death of Option holder.   Unless otherwise provided in its Option Agreement, in the event (i) an Option holder’s Continuous Service terminates as a result of the Option holder’s death or (ii) the Option holder dies within the period (if any) specified in the Option Agreement after the termination of the Option holder’s Continuous Service, then the Option may be exercised (to the extent the Option holder was entitled to exercise such Option as of the date of death) by the Option holder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by a person designated to exercise the Option upon the Option holder’s death pursuant to Sections 6(f) or 6(g), but only within the period ending on the earlier of (A) the date twelve (12) months following the date of death (or such shorter period specified in the Option Agreement and approved by the Board) or (B) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.
(m)   Termination of Continuous Service for Cause.   Notwithstanding Sections 6 (i)-(l) above, in the event of termination of Participant’s employment with the Company or any of its Affiliates, or if applicable, the termination of services given to the Company or any of its Affiliates by Consultants or Directors of the Company or any of its Affiliates for Cause, all outstanding Option Awards granted to such Participant (whether vested or not) will immediately expire and terminate on the date of such termination and the holder of Option Awards shall not have any right in connection to such outstanding Option Awards, unless otherwise determined by the Committee. The shares of Common Stock covered by such Option Awards shall revert to the Plan.
(n)   Compliance With Laws, etc.   Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange, inter-dealer quotation system, or other recognized securities quotation system on which the securities of the Company are listed, quoted or traded.

7.   Stock Grants and Restricted Stock Units.   The Committee may grant Awards in the form of shares of Common Stock, with or without restrictions (with restrictions, “Restricted Stock”), and/or Restricted Stock Units. Restricted Stock Units are a right to receive shares of Common Stock (or their then Fair Market Value) at a specified future time. Restrictions on Restricted Stock and Restricted Stock Units may include transfer restrictions or the right of the Company to repurchase all or part of the shares at their issue price or other stated or formula price (or to require forfeiture of the shares if issued at no cost) from the Participant in the event that conditions specified by the Committee in the applicable Award Agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for the Award.
The Committee may, in its sole discretion, impose such conditions and/or restrictions on any Award of Restricted Stock or Restricted Stock Units pursuant to this Section 7 as it may deem advisable including, without limitation, a requirement that a Participant pay a stipulated purchase price for each share of Common Stock or Restricted Stock Unit awarded, time-based restrictions on vesting, or holding requirements or sale restrictions placed on the Common Stock upon vesting of any Award of Restricted Stock or settlement of any Restricted Stock Unit.
Unless determined otherwise by the Committee, in the event of termination of Continuous Service of a Participant, all Restricted Stock and Restricted Stock Units theretofore granted to the Participant that are not vested on the termination date shall terminate immediately and have no legal effect.
Notwithstanding the preceding provisions of this Section 7, in the event of termination of Participant’s employment with the Company or any of its Affiliates, or if applicable, the termination of services given to the Company or any of its Affiliates by Consultants or Directors of the Company or any of its Affiliates for Cause, all unvested Restricted Stock Awards and unvested (or vested and not settled) Restricted Stock Unit Awards granted to the Participant will be immediately forfeited on the date of such termination, unless otherwise determined by the Committee.
With respect to each Restricted Stock Unit, the Committee may grant a dividend equivalent unit to any Participant upon such terms and conditions as it may establish. Each dividend equivalent unit will entitle the Participant, at the time of the settlement of the Award, to an additional payment equal to the dividends the Participant would have received if the Participant had been the actual record owner of the underlying Common Stock on each dividend record date prior to settlement. The dividend equivalent unit may be settled in cash, additional shares of Common Stock or a combination thereof.
8.   Covenants of the Company.
(a)   Availability of Shares.   During the terms of Awards hereunder, the Company shall keep available at all times the number of authorized shares of Common Stock required to satisfy such Awards.
(b)   Securities Law Compliance.   The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of Awards; provided, however, that this undertaking shall not require the Company to register under the Plan any Award or any Common Stock issued or issuable pursuant to any such Award under the Securities Act. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.
9.   Use of Proceeds from Stock.
Proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.
10.   Miscellaneous.
(a)   Acceleration of Exercisability and Vesting.   Subject to applicable law, the Committee in its sole discretion shall have the power to accelerate the time at which an Award may first be exercised or the time during which a Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(b)   Stockholder Rights.   No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Option Award or Restricted Stock Unit Award unless and until such Participant has satisfied all requirements for exercise of the Option Award pursuant to its terms or the Restricted Stock Unit Award has settled in shares of Common Stock, as applicable.
(c)   No Employment or other Service Rights.   Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the By-Laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(d)   Incentive Stock Option $100,000 Limitation.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Option holder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Non statutory Stock Options.
(e)   Investment Assurances.   The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award: (i) to give assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising or acquiring the Award; and (ii) to give assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock. (If shares of Common Stock are held in book entry form, statements evidencing those shares shall include a similar legend.)
(f)   Withholding Obligations.   The Company or any Subsidiary or Affiliate may take such action as it may deem necessary or appropriate, in its discretion, for the purpose of or in connection with withholding of any taxes that the Company or Affiliate is required by any applicable law to withhold in connection with any Awards (collectively, “Withholding Obligations”). Such actions may include, without limitation: (i) requiring a Participant to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations; (ii) subject to applicable law, allowing the Participant to provide shares of Common Stock to the Company, in an amount that at such time, reflects a value that the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding shares of Common Stock otherwise issuable upon the exercise of an Award at a value that is determined by the Committee to be sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing. The Company shall not be obligated to allow the exercise of any Award by or on behalf of a Participant until all tax consequences arising from the exercise of such Award are resolved in a manner acceptable to the Company.
(g)   Compliance with Section 409A of the Code.   It is the intention of the Company that no payment or entitlement pursuant to this Plan will give rise to any adverse tax consequences to any person pursuant to Section 409A of the Code. The Committee shall interpret and apply the Plan to that end, and shall not give effect to any provision therein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A of the Code.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation, or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that Section.
(h)   Rounding Conventions.   The Committee may, in its sole discretion and taking into account any requirements of the Code, including without limitations Sections 422 through 424 and 409A of the Code, determine the effect of vesting, stock dividends and any other adjustments on shares and any cash amount payable hereunder, and may provide that no fractional shares will be issued (rounding up or down as determined by the Committee) and that cash amounts be rounded down to the nearest whole cent.
(i)   Conditions on Delivery of Stock.   The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Committee, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of the shares have been satisfied, including any applicable securities laws and regulations and any applicable rules and regulations of a national exchange or other recognized securities quotation system (such as the OTC Bulletin Board/OTCQB Market), on which the Common Stock is listed or admitted to trading and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules, or regulations.
(j)   Authorization of Sub Plans.   The Committee may from time to time establish one (1) or more Sub Plans under the Plan for purposes of satisfying applicable securities, tax, or other laws of various jurisdictions. The Committee shall establish such Sub Plans by adopting supplements to the Plan containing (i) any limitations on the Committee’s sole discretion under the Plan as the Committee deems necessary or desirable or (ii) any additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All supplements adopted by the Committee shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not the subject of such supplement.
11.   Adjustment upon Changes in Stock.
(a)   Capitalization Adjustments.   If any change is made in the Common Stock generally or the Common Stock subject to the Plan, or the Common Stock subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan and the share counting rules pursuant to Section 4(a), the class(es), the number of securities and price per share of Common Stock subject to such outstanding Awards and the share and per-share related provisions and the purchase or exercise price, if any, of each outstanding Award (or substituted Award, if applicable). The Board shall make such adjustments, and its determination shall be final, binding and conclusive.
If while Awards remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction or for any other reason, the Participants will be entitled to acquire shares of Common Stock of the surviving company upon the same terms and conditions as were in effect immediately prior to such merger or consolidation (unless such merger or consolidation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the surviving company.
(b)   Dissolution or Liquidation.   In the event of a dissolution or liquidation of the Company, then the Company shall immediately notify Participants who hold outstanding Awards of such dissolution or liquidation. The Committee may provide a Participant thirty (30) days to exercise all or a portion of any outstanding vested Options held by him or her at that time, and upon the expiration of such thirty (30) day period, all remaining outstanding Options shall terminate immediately. Alternatively, the Committee may provide that all or any portion of any vested Option shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings). Except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, in the case of a dissolution or liquidation of the Company all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied and all Restricted Stock Units shall automatically vest and settle.
(c)   Change in Control.
(i)   In the event of a Change in Control, then, without the consent or action required of any holder of an Option (in such holder’s capacity as such):
(A)   Any surviving corporation or acquiring corporation or any parent or affiliate thereof, as determined by the Committee in its discretion, shall assume or continue any Options outstanding under the Plan in all or in part or shall substitute to similar stock awards in all or in part, in accordance with the requirements of Section 409A of the Code (or, in the case of Incentive Stock Options, Section 424 of the Code); or
(B)   In the event any surviving corporation or acquiring corporation does not assume or continue any Awards or substitute to similar awards for those outstanding under the Plan then: (I) all unvested Options shall expire and (II) vested Options shall terminate if not exercised at or prior to such Change in Control; or
(C)   The Committee may, in its sole discretion, accelerate the vesting, partially or in full, in the sole discretion of the Committee and on a case-by-case basis of one (1) or more Options as the Committee may determine to be appropriate prior to such events; or
(D)   In the event of a Change in Control under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Change in Control (the “Acquisition Price”), Participants shall be provided a cash payment with respect to each vested Option held by a Participant equal to (I) the number of shares of Common Stock subject to the vested Option (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Change in Control multiplied by (II) the excess, if any, of (1) the Acquisition Price over (2) the exercise price of the Award and any applicable tax withholdings, in exchange for the termination of such Awards.
(ii)   Upon the occurrence of a Change in Control, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the successor determines otherwise, apply to the cash, securities, or other property that the Common Stock was converted into or exchanged for pursuant to such Change in Control in the same manner and to the same extent as they applied to the Restricted Stock; provided, however, that the Committee may provide for termination or deemed satisfaction of repurchase or other rights under the Award Agreement evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment.
(iii)   Upon the occurrence of a Change in Control, any surviving corporation or acquiring corporation or any parent or affiliate thereof, as determined by the Committee in its discretion, shall assume or continue any unsettled Restricted Stock Units outstanding under the Plan or, in the event any surviving corporation or acquiring corporation does not assume or continue any Restricted Stock Unit Awards for those outstanding under the Plan then: all unvested Restricted Stock Units shall expire and vested Restricted Stock Units shall settle immediately prior to such Change in Control if the Change in Control is a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5); provided, however, that the Committee may, in its sole discretion, accelerate the vesting, partially or in full, in the sole discretion of the Committee and on a case-by-case basis of one (1) or more Restricted Stock Units as the Committee may determine to be appropriate prior to such events.

(iv)   Notwithstanding the above, in case of Change in Control and in the event all or substantially all of the shares of the Company are to be exchanged for securities of another Company, then each holder of an Award shall be obliged to sell or exchange, as the case may be, any shares such holder hold or purchased under the Plan, in accordance with the instructions issued by the Board, whose determination shall be final.
(v)   Notwithstanding the above, the Committee may, in its sole discretion, decide other terms regarding the treatment of the outstanding Awards in case of Change in Control.
(d)   Each holder of an Award acknowledges that in the event that the Company’s shares shall be listed, quoted, or registered for trading in any public market, the rights of such holder to sell the shares may be subject to certain limitations (including a lock-up period), as may be requested by the Company or its underwriters, and the holder of such Award unconditionally agrees and accepts any such limitations.
12.   Shares Subject to Right of First Refusal.
(a)   Notwithstanding anything to the contrary in the Certificate of Incorporation and the By-Laws of the Company, none of the Participants shall have a right of first refusal or preemptive right in relation with any sale of shares in the Company.
(b)   Sale of shares of Common Stock by the Participant shall be subject to the right of first refusal of other shareholders as set forth in the Certificate of Incorporation and/or the By-Laws of the Company.
(c)   The Committee may refuse to approve the transfer of shares of Common Stock to any competitor of the Company or to any other person or entity the Committee determines, in its discretion, may be detrimental to the Company.
13.   Amendment of the Plan and Awards.
(a)   Amendment of Plan.   The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code or any other applicable laws, rules and regulations.
(b)   Stockholder Approval.   The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.
(c)   Contemplated Amendments.   It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
(d)   No Impairment of Rights.   Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents.
(e)   Amendment of Awards.   The Committee at any time, and from time to time, may amend the terms of any one (1) or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing (such consent to not be unreasonably withheld or delayed).
14.   Termination or Suspension of the Plan.
(a)   Plan Term.   The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date this amended and restated Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)   No Impairment of Rights.   Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the consent of the Participant.
15.   Tax Consequences.
(a)   Any tax consequences arising from the grant, exercise, or settlement of any Award, from the payment for Common Stock covered thereby or from any other event or act (of the Company and/or its Affiliates, or the Participant) hereunder shall be borne solely by the Participant. The Company and/or its Affiliates shall withhold taxes according to the requirements under the applicable laws, rules and regulations, including withholding taxes at the source. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.
(b)   The Company shall not be required to release any share certificate to (or reflect ownership of shares in a book entry system for) a Participant until all required payments have been fully made.
16.   Notice To Company of Disqualifying Disposition.
Without derogating from all of the above, each Participant who receives an Incentive Stock Option must agree to notify the Company immediately after the Participant makes a Disqualifying Disposition of any Common Stock acquired upon the exercise of an Incentive Stock Option. A “Disqualifying Disposition” is any disposition (including any sale) of such Common Stock before the later of (a) two (2) years after the date the Employee was granted the Incentive Stock Option or (b) one (1) year after the date the Participant acquired Common Stock by exercising the Incentive Stock Option. If the Participant has died before such Common Stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.
17.   Effective Date of Plan.
The amended and restated Plan shall take effect upon its adoption by the Board (the “Effective Date”), except that solely with respect to grants of Incentive Stock Options this amended and restated Plan shall also be subject to approval within one (1) year of the Effective Date, by a majority of the votes cast on the proposal at a meeting or a written consent of shareholders. Failure to obtain approval by the shareholders shall not in any way derogate from the valid and binding effect of any grant of an Award that is not an Incentive Stock Option. Upon approval of this amended and restated Plan by the shareholders of the Company as set forth above, all Incentive Stock Options granted under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the amended and restated Plan on the Effective Date. Notwithstanding the foregoing, in the event that approval of the Plan by the shareholders of the Company is required under applicable law, in connection with the application of certain tax treatment or pursuant to applicable stock exchange rules or regulations or otherwise, such approval shall be obtained within the time required under the applicable law.
18.   Choice of Law.
(a)   Choice of Law.   This Plan, all Awards and all documents evidencing awards and all other related documents will be governed by, and construed in accordance with, the laws of the State of Delaware; provided, that, the tax treatment and the tax rules and regulations applying to a grant in any specific jurisdiction shall be the local tax laws of such jurisdiction in addition to the Federal income tax laws of the United States.
(b)   Israeli Participants.   Any grant of an Award to an Israeli Employee or to an Israeli Non-Employee (as each of such terms is defined in the Sub Plan applicable to Israeli Participants) shall be made in accordance with and pursuant to the provisions of this Plan and the Sub Plan applicable to Israeli Participants.
(c)   Severability.   If it is determined that any provision of this Plan or an Award Agreement is invalid and unenforceable, the remaining provisions of this Plan and/or the Award Agreement, as applicable, will continue in effect.

Annex B
CERTIFICATE OF INCORPORATION
OF DARIOHEALTH CORP.
Amended and Restated on            , 2026
The undersigned, for the purposes of forming a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental hereto, and generally known as the “Delaware General Corporation Law”), does hereby make, file and record this Certificate of Incorporation, and does hereby certify as follows:
FIRST:   The name of the corporation is DarioHealth Corp. (hereinafter sometimes referred to as the “Corporation”).
SECOND:   The address of the Corporation’s registered office in the State of Delaware is 1811 Silverside Road, Wilmington, DE 19810, New Castle County; and the name of the registered agent of the Corporation in the State of Delaware at such address is Vcorp Services LLC. The Corporation shall have the authority to designate other registered offices and registered agents both in the State of Delaware and in other jurisdictions.
THIRD:   The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.
FOURTH:   The capital stock of the Corporation shall be as follows:
1.   Classes of Stock.   The Corporation is authorized to issue two classes of shares of capital stock to be designated, respectively, common stock (“Common Stock”) and preferred stock (“Preferred Stock”). The number of shares of Common Stock authorized to be issued is four hundred million (400,000,000), par value $0.0001 per share, and the number of shares of Preferred Stock authorized to be issued is five million (5,000,000), par value $0.0001 per share; the total number of shares which the Corporation is authorized to issue is four hundred and five million (405,000,000).
2.   Common Stock.   Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Except as otherwise required by law or this Certificate of Incorporation of the Corporation, each holder of Common Stock is entitled to one vote for each share of Common Stock held of record by such holder with respect to all matters on which holders of Common Stock are entitled to vote. Subject to the Delaware General Corporation Law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors of the Corporation (the “Board of Directors”) in its discretion shall determine. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.
3.   Rights, Preferences and Restrictions of Preferred Stock.   The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issue of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption rights and price or prices(and the method of determining such price or prices), the liquidation preferences of any wholly unissued series of Preferred Stock, the number of shares constituting any such series and the designation thereof and the restrictions on issuance of shares of the same series or of any other class or series, if any, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding, and any other preferences, privileges and relative rights of such series as the Board of Directors may deem advisable, provided no shares of such series are then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
4.   Rights and Options.   The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board of Directors. The Board of Directors is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.
FIFTH:   The Corporation shall have perpetual existence.
SIXTH:   For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
1.   The business of the Corporation shall be conducted by the officers of the Corporation under the supervision of the Board of Directors.
2.   The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation (the “Bylaws”). No election of Directors need be by written ballot.
3.   Notwithstanding any other provision of law, all action required to be taken by the stockholders of the Corporation shall be taken at a meeting duly called and held in accordance with law, the Certificate of Incorporation and the Bylaws, or by written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
SEVENTH:
1.   The Corporation may, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, costs or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any Bylaw, agreement, insurance, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
2.   No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law: (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph (2) of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.
EIGHTH:   From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article EIGHTH.

NINTH:   Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
TENTH:   In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaws, whether adopted by them or otherwise.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
THE UNDERSIGNED HEREBY APPOINTS, EREZ RAPHAEL AND CHEN FRANCO-YEHUDA, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF DARIOHEALTH CORP. HELD OF RECORD BY THE UNDERSIGNED ON DECEMBER 22, 2025, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 29, 2026 AT 4:00 P.M. LOCAL TIME AT OUR ISRAEL OFFICE, LOCATED AT 5 TARSHISH STREET, 2ND FLOOR, CAESAREA INDUSTRIAL PARK, 3088900, ISRAEL, OR ANY ADJOURNMENT THEREOF.
1.
Election of Hila Karah, Dennis Matheis, Dennis M. McGrath, Erez Raphael, Lawrence Leisure, Yoav Shaked and Adam K. Stern to hold office until the 2027 Annual Meeting of Stockholders or their successors are elected and qualified or until their earlier resignation or removal.

Hila Karah
☐ FOR	☐ AGAINST	☐ ABSTAIN
Dennis Matheis
☐ FOR	☐ AGAINST	☐ ABSTAIN
Dennis M. McGrath
☐ FOR	☐ AGAINST	☐ ABSTAIN
Erez Raphael
☐ FOR	☐ AGAINST	☐ ABSTAIN
Yoav Shaked
☐ FOR	☐ AGAINST	☐ ABSTAIN
Lawrence Leisure
☐ FOR	☐ AGAINST	☐ ABSTAIN
Adam K. Stern
☐ FOR	☐ AGAINST	☐ ABSTAIN

2.
To ratify the appointment by the Audit Committee of the Company’s Board of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.
To ratify, for purposes of Nasdaq Listing Rule 5635(d): (i) the conversion of 25,605 shares of the Company’s Series D, D-1, D-2 and D-3 Preferred Stock into an aggregate of 1,697,843 shares of common stock, which were issued pursuant to private placement transactions that closed on December 18, 2024 and January 14, 2025, (ii) the issuance of up to 679,137 shares of common stock issuable as dividends to the shares of the Company’s Series D, D-1, D-2 and D-3 Preferred Stock, and (iii) to approve the issuance of up to 208,754 shares of common stock issuable as share consideration provided under the lock up agreements executed between the Company and certain purchasers in the private placement that are holders of the Company’s various Series B Preferred Stock and various Series C Preferred Stock, pursuant to which the Company agreed to issue, up to forty percent (40%) of the shares of common stock underlying the Series B Preferred Stock and the Series C Preferred Stock held by such purchaser, including dividend shares of common stock due upon conversion of these shares into shares of common stock, over the course of twelve (12) months.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.
To ratify, for purposes of Nasdaq listing rules 5635(a) and 5635(d), the issuance of shares of the Company’s common stock upon the exercise of certain pre-funded warrants, warrants and restricted stock units issued in connection with our acquisition of Twill Inc. pursuant to that certain agreement and plan of merger, dated February 15, 2024, among the Company, Twill, Inc. and the other parties thereto.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.
To consider and vote to amend the Company’s Amended and Restated 2020 Equity Incentive Plan, to increase the number of shares authorized for issuance under the 2020 Equity Incentive Plan by 500,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

6.
To approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers as described in the accompanying proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

7.
To amend and restate the Company’s Certificate of Incorporation, as amended, granting the Board the right to amend the Company’s bylaws.

☐ FOR	☐ AGAINST	☐ ABSTAIN
In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.
The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s). If this card contains no specific voting instructions, the shares will be voted FOR each of the proposals described on this card.
Signature of Stockholder(s)
Date
Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

VOTE BY INTERNET — if a registered holder by visiting www.vstocktransfer.com/proxy; if a beneficial holder by instructions received from your broker, bank or other nominee.
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.